                                                               Exhibit 99.(b)(2)




================================================================================


                                CREDIT AGREEMENT

                           Dated as of August 28, 2000

                                      among

                                   L&LR, INC.,

                               800-JR CIGAR, INC.

                                AND SUBSIDIARIES

                                as Co-Borrowers,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                            THE CHASE MANHATTAN BANK,

         as Administrative Agent, Arranger, Syndication Agent and Lender

                                       and

                                FLEET BANK, N.A.,

                        as Documentation Agent and Lender


================================================================================

                                TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

1.    AMOUNT AND TERMS OF CREDIT

      1.1.        Credit Facilities                                           2

      1.2.        Scheduled Repayment of Principal of Term Loan               5

      1.3.        Interest; Eurodollar Interest Periods; Applicable Margins   5

      1.4.        Use of Proceeds                                             8

      1.5.        Prepayments                                                 9

      1.6.        Conversions                                                11

      1.7.        Fees                                                       11

      1.8.        Method and Place of Payment                                12

      1.9.        Application and Allocation of Payments                     13

      1.10.       Indemnity                                                  13

      1.11.       Taxes                                                      15

      1.12.       Capital Adequacy; Increased Costs; Illegality              16

      1.13        Single Loan                                                18

2.    CONDITIONS PRECEDENT

      2.1.        Conditions to the Initial Loans                            19

      2.2.        Further Conditions to Each Loan                            20

3.    REPRESENTATIONS AND WARRANTIES

      3.1.        Corporate Existence; Compliance with Law                   21

      3.2.        Executive Offices                                          22

      3.3.        Corporate Power, Authorization, Enforceable Obligations    22

      3.4.        Financial Statements                                       22

      3.5.        Pro Forma                                                  22

      3.6.        Material Adverse Effect                                    23

      3.7.        Ownership of Property; Liens                               23

      3.8.        Labor Matters                                              24

      3.9.        Ventures, Subsidiaries and Affiliates; Outstanding Stock
                  and Indebtedness                                           24

      3.10.       Government Regulation                                      24

      3.11.       Margin Regulations                                         25

      3.12.       Taxes                                                      25

      3.13.       ERISA                                                      25

      3.14.       No Litigation                                              26

      3.15.       Brokers                                                    26

      3.16.       Intellectual Property                                      26

      3.17.       Full Disclosure                                            27

      3.18.       Environmental Matters                                      27

      3.19.       Insurance                                                  28

      3.20.       Common Business Enterprise                                 28

      3.21.       Customer and Trade Relations                               28

      3.22.       Agreements and Other Documents                             28

      3.23.       Solvency                                                   29

      3.24.       Year 2000 Problems                                         29

      3.25.       Related Transactions Documents                             29

      3.26.       The Merger                                                 29

      3.27.       The Pledge Agreements                                      29

4.    FINANCIAL STATEMENTS AND INFORMATION

      4.1.        Reports and Notices                                        30

      4.2.        Communication with Accountants                             30

5.    AFFIRMATIVE COVENANTS

      5.1.        Maintenance of Existence and Conduct of Business           30

      5.2.        Payment of Charges                                         30

      5.3.        Books, Records and Inspections                             31

      5.4.        Insurance                                                  31

      5.5.        Compliance with Laws                                       32

      5.6.        Supplemental Disclosure                                    32

      5.7.        Intellectual Property                                      32

      5.8.        Environmental Matters                                      32

      5.9.        Performance of Obligations                                 33

      5.10.       Further Assurances                                         33

      5.11.       ERISA Event                                                33

      5.12.       Ownership of Subsidiaries                                  34

      5.13.       Consummation of Merger                                     34

6.    NEGATIVE COVENANTS

      6.1.        Mergers, Subsidiaries, Etc.                                34

      6.2.        Investments; Loans and Advances                            34

      6.3.        Indebtedness                                               35

      6.4.        Employee Loans and Affiliate Transactions                  35

      6.5.        Capital Structure and Business                             36

      6.6.        Guaranteed Indebtedness                                    36

      6.7.        Liens                                                      36

      6.8.        Sale of Stock and Assets                                   37

      6.9.        ERISA                                                      37

      6.10.       Financial Covenants                                        37

      6.11.       Hazardous Materials                                        37

      6.12.       Sale-Leasebacks                                            37

      6.13.       Cancellation of Indebtedness                               37

      6.14.       Restricted Payments                                        37

      6.15.       Change of Corporate Name or Location; Change of Fiscal
                  Year                                                       37

      6.16.       No Impairment of Intercompany Transfers                    37

      6.17.       No Speculative Transactions                                38

      6.18.       Status of L&LR                                             38

7.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      7.1.        Events of Default                                          38

      7.2.        Remedies                                                   40

      7.3.        Waivers by Co-Borrowers                                    40

8.    ASSIGNMENT AND PARTICIPATIONS

      8.1.        Assignment and Participations                              41

9.    THE ADMINISTRATIVE AGENT

      9.1.        Appointment of Administrative Agent                        43

      9.2.        Nature of Duties                                           43

      9.3.        Lack of Reliance on the Administrative Agent               43

      9.4.        Reliance                                                   44

      9.5.        Indemnification                                            44

      9.6.        The Administrative Agent in its Individual Capacity        44

      9.7.        Holders                                                    45

      9.8.        Documentation Agent; Syndication Agent                     45

      9.9.        Resignation by the Administrative Agent                    45

10.   MISCELLANEOUS

      10.1.       Successors and Assigns                                     46

      10.2.       Complete Agreement; Modification of Agreement              46

      10.3.       Amendments and Waivers                                     47

      10.4.       Fees and Expenses                                          48

      10.5.       No Waiver                                                  49

      10.6.       Remedies                                                   50

      10.7.       Setoff and Sharing of Payments                             50

      10.8.       Severability                                               50

      10.9.       Conflict of Terms                                          50

      10.10.      GOVERNING LAW

      10.11.      Notices                                                    51

      10.12.      Section Titles                                             52

      10.13.      Counterparts                                               52

      10.14.      WAIVER OF JURY TRIAL

      10.15.      Press Releases                                             52

      10.16.      Reinstatement                                              53

      10.17.      Advice of Counsel                                          53

      10.18.      No Strict Construction                                     53

      10.19.      Survival of Obligations Upon Termination of
                  Financing Arrangements                                     53

      10.20.      Confidentiality                                            54

      10.21       Effectiveness                                              54

                               INDEX OF APPENDICES



Exhibit 1.1(a)(i)                   - Form of Notice of Revolving
                                          Credit Loan

Exhibit 1.1(a)(ii)                  - Form of Revolving Credit Note

Exhibit 1.1(b)(ii)                  - Form of Term Note

Exhibit 1.1(e)                      - Form of Request for Letter of Credit

Exhibit 1.6                         - Form of Notice of Conversion/Continuation

Exhibit 2.1(d)-1                    - Form of L&LR Pledge Agreement

Exhibit 2.1(d)-2                    - Form of Cigar Pledge Agreement

Exhibit 8.1(a)                      - Form of Assignment Agreement

Disclosure Schedule (1.4)           - Use of Proceeds

Disclosure Schedule (3.2)           - Executive Offices

Disclosure Schedule (3.5)           - Pro Forma

Disclosure Schedule (3.7)           - Real Estate

Disclosure Schedule (3.8)           - Labor Matters

Disclosure Schedule (3.9)           - Ventures, Subsidiaries and Affiliates;
                                          Outstanding Stock and Indebtedness

Disclosure Schedule (3.12)          - Taxes

Disclosure Schedule (3.13)          - ERISA

Disclosure Schedule (3.14)          - No Litigation

Disclosure Schedule (3.16)          - Intellectual Property

Disclosure Schedule (3.18)          - Environmental Matters

Disclosure Schedule (3.19)          - Insurance

Disclosure Schedule (3.21)          - Customer and Trade Relations

Disclosure Schedule (3.22)          - Agreements and Other Documents

Disclosure Schedule (6.2(g))        - Investment Contracts

Disclosure Schedule (6.3)           - Indebtedness

Disclosure Schedule (6.4(a))        - Transactions with Affiliates

Annex A (Recitals)                  - Definitions

Annex B (Section 4.1(a))            - Financial Statements - Reporting

Annex C (Section 6.10)              - Financial Covenants

Annex D (Section 11.10)             - Notice Addresses

Annex E (from Annex A-              - Commitments as of Closing Date
     Commitments definition)

      CREDIT AGREEMENT ("Agreement"), dated as of August 28, 2000, among L&LR, Inc., a Delaware corporation ("L&LR"), 800-JR CIGAR, Inc. a Delaware corporation ("Cigar"), J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Cigar (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (L&LR, Cigar, JR-America, JR-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM together with their successors and assigns, each individually, a "Co-Borrower" and, collectively, the "Co-Borrowers"); each of the Lenders named under the caption "Lenders" on the signature pages hereof (together with its successors and assigns, individually, a "Lender" and, collectively, the "Lenders"); THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (the "Administrative Agent"); and FLEET BANK, N.A., as Documentation Agent for the Lenders (the "Documentation Agent").

                                    RECITALS

      WHEREAS, Co-Borrowers desire that Lenders extend revolving and term credit facilities to Co-Borrowers of up to Fifty-Five Million Dollars ($55,000,000) in the aggregate for the purpose of refinancing certain indebtedness and to provide working capital, and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Co-Borrowers of up to such amount upon the terms and conditions set forth herein; and

      WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

      1.1. CREDIT FACILITIES.

      (A) REVOLVING CREDIT FACILITY.

            (i) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Co-Borrowers in Dollars from time to time following consummation of the Merger until the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Revolving Credit Loan Commitment of such Lender as in effect from time to time. The aggregate principal amount of all Revolving Credit Lenders' Revolving Credit Loans outstanding shall not exceed at any time the Maximum Amount ("Borrowing Availability"). The principal amount of each Lender's Revolving Credit Loan made on a Borrowing Date shall be in an amount equal to its Pro Rata Share of all Revolving Credit Loans made on such date, but shall not exceed (together with all other outstanding Revolving Credit Loans of such Lender) such Lender's Pro Rata Share of the Borrowing Availability. Until the Commitment Termination Date, Co-Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Loan shall be made on notice by Cigar, on behalf of the Co-Borrowers, to the Administrative Agent at its Notice Office. Those notices must be given at least one Business Day prior to the Borrowing Date of the proposed Revolving Credit Loan, in the case of a Prime Rate Loan, or (2) no later than 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the Borrowing Date of the proposed Revolving Credit Loan, in the case of a Eurodollar Loan. Each such notice (a "Notice of Revolving Credit Loan") must be given in writing (by telecopy or overnight courier), shall be in the form of Exhibit 1.1(a)(i), shall be signed by an Authorized Officer of Cigar and shall include such information as may be reasonably required by Administrative Agent. Each Revolving Credit Loan shall be either a Eurodollar Loan having a Eurodollar Interest Period selected by Co-Borrowers pursuant to
Section 1.3 or a Prime Rate Loan.

            (ii) Co-Borrowers shall execute and deliver to each Revolving Credit Lender a note to evidence the Revolving Credit Loan Commitment of that Revolving Credit Lender. Each note shall be in the principal amount of the Revolving Credit Loan Commitment of the applicable Revolving Credit Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). Each Revolving Credit Note shall represent the joint and several obligations of Co-Borrowers to pay the amount of each Revolving Credit Lender's Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by each such Lender to Co-Borrowers together with interest thereon as prescribed in Section 1.3.

            (iii) The entire unpaid balance of the Revolving Credit Loans shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

            (iv) The aggregate amount of Revolving Credit Loans to be made by the Lenders to the Co-Borrowers on a Borrowing Date shall not be less than the Minimum Borrowing Amount.

      (B) TERM LOAN.

            (i) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan on the Closing Date to Co-Borrowers in the original principal amount of its Term Loan Commitment. The aggregate term loans of all Term Loan Lenders shall be referred to collectively as the "Term Loan."

            (ii) The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(ii) (each a "Term Note" and collectively the "Term Notes"), and Co-Borrowers shall execute and deliver a Term Note to each Term Lender. Each Term Note shall represent the obligation of Co-Borrowers to pay the amount of the applicable Term Lender's respective Term Loan Commitment, together with interest thereon as prescribed in Section 1.3.

      (C) DISBURSEMENT OF REVOLVING CREDIT LOANS. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Revolving Credit Loan, each Lender will make available its Pro Rata Share of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent. After receipt of such funds, subject to the terms hereof, the Administrative Agent will make available to the Co-Borrowers at the Payment Office in Dollars and in immediately available funds, the aggregate of the amounts specified in the Notice of Revolving Credit Loan and permitted hereunder prior to 2:00 P.M. (New York time) on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Co-Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender without set-off, counterclaim or deduction of any kind. The Administrative Agent shall also be entitled to recover on demand from such Lender, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Co-Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the overnight Federal Funds Rate. Nothing in this Section 1.5 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Co-Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder. To the extent the Administrative Agent advances funds to Co-Borrowers on behalf of any Revolving Credit Lender and is not reimbursed therefor by such Lender on the same Business Day as such Revolving Credit Loan is made, Administrative Agent shall be entitled to set-off the funding shortfall against such Lender's Pro Rata Share of all payments received from Co-Borrowers.

      (D) PRO RATA BORROWINGS. All Borrowings under this Agreement shall be incurred from the Lenders on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.


      (E) LETTERS OF CREDIT. (i) Upon the terms and subject to the conditions of this Agreement, including Section 2 hereof, from time to time on and after the Closing Date prior to the Commitment Termination Date, Cigar, on behalf of the Co-Borrowers may request that Chase (the "Issuing Bank") issue on its behalf, standby letters of credit or commercial letters of credit (individually, a "Letter of Credit" and, collectively, the "Letters of Credit"), in an aggregate amount outstanding at any time not to exceed the lesser of (x) $2,000,000 and (y) the Maximum Amount less the outstanding principal balance of the Revolving Credit Loans. The term of any Letter of Credit shall not exceed one year and shall not extend beyond the Commitment Termination Date. Cigar, on behalf of the Co-Borrowers shall notify the Issuing Bank in writing at least three (3) Business Days prior to the date on which the Issuing Bank is requested to issue one or more Letters of Credit. Each such notice shall be binding upon all Co-Borrowers irrevocable and confirmed immediately by delivery to the Issuing Bank of a Request for Letter of Credit substantially in the form of Exhibit 1.1(e) hereto. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify each other Lender of the issuance and the terms thereof.

          (ii) Each Revolving Credit Lender shall, upon the issuance of a Letter of Credit, be deemed to have irrevocably and unconditionally purchased from the Issuing Bank an undivided interest and participation in each such Letter of Credit equal to such Revolving Credit Lender's Pro Rata Shares of the Letter of Credit amount. In the event that Issuing Bank shall make any payment on or pursuant to any Letter of Credit, such payment (a "Letter of Credit Loan") shall then be deemed automatically to constitute a Revolving Credit Loan under Section 1.1(a) of this Agreement (subject to all the terms and conditions of this Agreement applicable to Revolving Credit Loans) regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Co-Borrowers' failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Credit Lender shall be obligated to pay its Pro Rata Share thereof in the same manner as provided in this Agreement with respect to Revolving Credit Loans.

          (iii) Any issuance of a Letter of Credit pursuant to this Section 1.1(e) shall reduce the available amount under the Lender's aggregate Revolving Credit Loan Commitments and each Lender's Revolving Credit Loan Commitment in an amount equal to such Lender's Pro Rata Share of such Letter of Credit and the issuance of each such Letter of Credit shall be deemed to be a use of each Lender's Revolving Credit Loan Commitment.

          (iv) The obligation of the Co-Borrowers to repay each Letter of Credit Loan in full, together with accrued interest thereon in accordance with this Agreement, shall be absolute, unconditional and irrevocable, under all circumstances whatsoever, and (without limiting the generality of the foregoing) shall not be affected by:

      (A) the use which may be made of the Letter of Credit Loan or any acts or omissions of the drawer in connection therewith;

      (B) the validity, sufficiency or genuineness of documents presented in connection with a drawing, or of any endorsement thereon, even if such documents should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged, provided that such documents appear on their face to comply with the terms of the Letter of Credit;

      (C) any irregularity in the transaction with respect to which the Letter of Credit is issued; or

      (D) the existence of any claim, set-off, defense or other right which the Co-Borrowers might have against the Lenders, or any of them, or any other Person, whether in connection with the Letter of Credit, the transaction contemplated by the Letter of Credit, or any unrelated transaction.

          (v) the Co-Borrowers shall pay to the Issuing Bank for the benefit of the Revolving Credit Lenders a fee (the "Letter of Credit Fee") in respect of the undrawn portion of each Letter of Credit issued hereunder at a rate per annum equal to the Applicable Eurodollar Margin in effect at the time such Letter of Credit is issued multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. All Letter of Credit Fees in respect of each Letter of Credit shall be paid to Administrative Agent for the benefit of the Revolving Credit Lenders in advance at the time of issuance of such Letter of Credit. In addition, the Co-Borrowers shall pay directly to the Issuing Bank with respect to each Letter of Credit issued for its account, all costs and expenses incurred by the Issuing Bank in connection with any Letter of Credit, including without limitation, all charges for the negotiation of any draft paid pursuant to any Letter of Credit and any amendments or supplements thereto.

      1.2   SCHEDULED REPAYMENT OF PRINCIPAL OF TERM LOAN.

      (a) Co-Borrowers shall pay the principal amount of the Term Loan in twenty
(20) consecutive equal quarterly installments on the first day of January, April, July and October of each year, commencing January 1, 2001, each in the amount of $1,750,000. In any event, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on October 1, 2005, if not sooner paid in full.

      (b) Each payment of principal with respect to the Term Loan shall be paid to Administrative Agent for the ratable benefit of each Term Loan Lender in proportion to each such Term Loan Lender's respective Term Loan Commitment.

      1.3.  INTEREST; EURODOLLAR INTEREST PERIODS; APPLICABLE MARGINS.

      (A) INTEREST. Co-Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:

            (i) with respect to the Revolving Credit Loans, the Prime Rate plus the Applicable Prime Margin per annum or, at the election of Co-Borrowers, for each Eurodollar Interest Period applicable thereto, the applicable Eurodollar Rate plus the Applicable Eurodollar Margin per annum, based on the aggregate Revolving Credit Loans outstanding from time to time; and

            (ii) with respect to the Term Loan, the Prime Rate plus the Applicable Prime Margin per annum or, at the election of Co-Borrowers, for each Eurodollar Interest Period applicable thereto, the applicable Eurodollar Rate plus the Applicable Eurodollar Margin per annum.

      (B) EURODOLLAR INTEREST PERIODS. At least three (3) days prior to the Closing Date in respect of the Term Loan, or at the time they give any Notice of Revolving Credit Loan in respect of the making of any Eurodollar Loan or any Notice of Conversion/Confirmation in respect of a Eurodollar Loan, or on the third Business Day prior to the expiration of a Eurodollar Interest Period applicable to a Eurodollar Loan, Cigar on behalf of itself and the other Co-Borrowers shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Eurodollar Interest Period") applicable to such Eurodollar Loan, which Eurodollar Interest Period shall, at the option of the Co-Borrowers, be a one, two or three month period provided that:

      (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Eurodollar Interest Period;

      (ii) the initial Eurodollar Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Prime Rate Loans) and each Eurodollar Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence on the day on which the next preceding Eurodollar Interest Period applicable thereto expires;

      (iii) if any Eurodollar Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period, such Eurodollar Interest Period shall end on the last Business Day of such calendar month;

      (iv) if any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Interest Period shall expire on the next preceding Business Day;

      (v) no Eurodollar Interest Period shall extend beyond the Expiration Date and any Eurodollar Interest Period that would otherwise extend beyond the Expiration Date shall end two (2) Business Days prior to such date; and

      (vi) Co-Borrowers shall select Eurodollar Interest Periods so that there shall be no more than three (3) separate Eurodollar Loans in existence at any one time. If upon the expiration of any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Loans, the Co-Borrower have failed to elect, or are not permitted to elect, a new Eurodollar Interest Period to be applicable to such Eurodollar Loans as provided above, the Co-Borrowers shall be deemed to have elected to convert such Eurodollar Loans into Prime Rate Loans effective as of the expiration date of such current Eurodollar Interest Period.

      (C) APPLICABLE PRIME MARGIN AND APPLICABLE EURODOLLAR MARGIN. The Applicable Prime Margin and Applicable Eurodollar Margin shall be 0% and 1.5% per annum, respectively, as of the Closing Date. So long as no Event of Default shall have occurred and be continuing, the Applicable Margins will be adjusted prospectively on a quarterly basis by reference to Co-Borrowers' Financial Statements for each Fiscal Quarter delivered pursuant to Section 4.1. The first adjustment, if any, in the Applicable Margins shall be based upon Co-Borrowers' Financial Statements for the Fiscal Quarter ended September 30, 2000. Adjustments in the Applicable Margins will become effective, in the case of Eurodollar Loans, on the first day of the first Eurodollar Interest Period to occur at least two (2) Business Days after delivery of Co-Borrowers' quarterly Financial Statements and, in the case of Prime Rate Loans , one (1) Business Days after delivery of Co-Borrowers' quarterly Financial Statements. Adjustments in Applicable Margins will be determined by reference to the following grids:

                                                LEVEL OF
      IF LEVERAGE RATIO IS:                     APPLICABLE MARGINS:
      ---------------------                     -------------------


      is greater than or = to 2.50:1                  Level I

      is greater than or = to 2.25:1,
      but is less than 2.50:1                         Level II

      is less than 2.25:1                             Level III

                                  LEVEL I    LEVEL II   LEVEL III
                                  -------    --------   ---------


            Applicable              .25%       0%         0%

            Prime Margin


            Applicable Eurodollar   1.75%      1.625%     1.50%
            Margin


      Concurrently with the delivery of the foregoing Financial Statements for each Fiscal Quarter, Cigar shall deliver, on behalf of itself and the other Co-Borrowers, to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement (including without limitation imposition of the Default Rate), result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth Business Day following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the fifth Business Day following the date on which such Default or Event of Default is waived or cured, if at all.

      (D) COMPUTATIONS OF INTEREST. All computations of interest shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, for the actual number of days occurring in the period for which such interest is payable. Each determination by Administrative Agent of an interest rate hereunder shall be conclusive, absent manifest error.

      (E) DEFAULT RATE. Following the occurrence and during the continuation of any Default or Event of Default, the interest rates applicable to the Loans shall be increased by two percent (2%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate").

Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to Prime Rate plus 2%.

      (F) MAXIMUM LAWFUL RATE. Notwithstanding anything to the contrary set forth in this Section 1.3, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Co-Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the initial Borrowing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.3(a) through (f) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      1.4. USE OF PROCEEDS. Co-Borrowers shall utilize the proceeds of the Term Loan and the Revolving Credit Loans solely to (i) repay and refinance the unpaid obligations under the Existing Credit Agreement and (ii) to finance the Co-Borrowers' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Co-Borrowers' uses of Loans as of the Closing Date.

      1.5.  PREPAYMENTS; REDUCTION OF UNUTILIZED COMMITMENT.

      (A) VOLUNTARY PREPAYMENTS; REDUCTION OF UNUTILIZED COMMITMENT.

            (i) Co-Borrowers may at any time on at least three (3) Business Days' prior written notice to Administrative Agent (a) voluntarily prepay all or part of the Term Loan and/or (b) voluntarily prepay all or part of any Revolving Credit Loan; provided that any such prepayments in each case shall be in a minimum amount of $1,000,000 and integral multiples thereof and provided, further, that no partial prepayment of any Revolving Credit Loan shall reduce the outstanding amount of such Revolving Credit Loan to an amount less than the Minimum Borrowing Amount. Any prepayment of a Loan shall also be accompanied by payment in full of all accrued, unpaid interest on the amount being prepaid up to and including the date of such prepayment. Any prepayment of a Revolving Credit Loan shall be accompanied by the payment of any Eurodollar Loan funding breakage costs in accordance with
Section 1.10(b).

Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of the Term Loan made by Co-Borrowers shall be applied to prepay the scheduled principal installments of the Term Loan in inverse order of maturity.

(ii) Co-Borrowers may at any time on at least three (3) Business Days' prior written notice to Administrative Agent permanently reduce or terminate the Unutilized Commitment, provided that upon any such termination all Loans and other Obligations shall be immediately due and payable in full, and provided, further, that any such voluntary reduction or termination of Unutilized Commitment must be accompanied by the payment of the Fee required by Section 1.7, if any. Upon any such reduction or termination of the Unutilized Commitment, Co-Borrowers right to request Revolving Credit Loans shall simultaneously be permanently reduced or terminated, as the case may be.

      (B) MANDATORY PREPAYMENTS.

            (i) If at any time the aggregate outstanding balance of the Revolving Credit Loan exceeds the Maximum Amount, Co-Borrowers shall immediately repay the aggregate outstanding Revolving Credit Loans to the extent required to eliminate such excess and at Co-Borrowers' option, such payment shall be applied first to such Revolving Credit Loans which are Prime Rate Loans.

            (ii) Promptly, but in any event within five (5) Business Days, following receipt by any Co-Borrower of cash proceeds of any asset sale, assignment, transfer, loss, casualty or other disposition (including condemnation proceeds and insurance proceeds from loss unless such insurance proceeds are otherwise used to restore, replenish or repair assets and such loss does not exceed $1,000,000), but excluding proceeds of asset dispositions permitted by Section 6.8(a), (c), (d), (e) or (f), Co-Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Co-Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) all sales, transfer and recording taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and (E) appropriate amounts to be provided by Co-Borrowers as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such asset disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such asset disposition; provided that to the extent any reserve, or part thereof, under this Section 1.5(b)(ii) is reversed or is no longer applicable, such amount shall be applied toward prepayment of the Loans as provided in this Section. Any such prepayment shall be applied in accordance with clause (c) below.

            (iii) If Cigar or any other Co-Borrower issues Stock or debt securities permitted hereunder, no later than the Business Day following the date of receipt of the proceeds thereof, Co-Borrower shall prepay the Loans in an amount equal to all such cash proceeds, net of all discounts and commissions or brokerage fees and other reasonable costs paid to non-Affiliates in connection therewith and net of any transfer, recording or similar taxes. The foregoing shall not apply to (A) sales of Stock pursuant to stock options or incentive plans of Cigar, (B) intercompany equity and debt issuances permitted hereunder between and among Cigar or any other Co-Borrower and (C) all Indebtedness permitted under Section 6.3(a)(ii), (iv) or (vi) and any refinancing thereof. Any such prepayment shall be applied in accordance with clause (c) below.

      (C) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Co-Borrowers pursuant to clauses (b)(ii), or (b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on each of the Loans on a pro rata basis; third, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until the Term Loan shall have been prepaid in full; and fourth, to the outstanding principal balance of Revolving Credit Loans which are Prime Rate Loans first, then to those which are Eurodollar Loans, until the same shall have been paid in full. The Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayments applied to Revolving Credit Loans.

      (D) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with Section 1.5(b)(2) shall be applied in the same manner as set forth in the preceding Section 1.5(c). The Revolving Credit Loan Commitment shall be permanently reduced by the amount of any such prepayments applied to Revolving Credit Loans.

      (E) NO CONSENT. Nothing in this Section 1.5 shall be construed to constitute Administrative Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.6. CONVERSIONS. So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Co-Borrowers shall have the option to (i) convert at any time all or a portion, equal to at least the Minimum Borrowing Amount and multiples thereof, of any outstanding (A) Prime Rate Loan to a Eurodollar Loan, or (B) Eurodollar Loan to a Prime Rate Loan, subject to payment of Eurodollar Loan breakage costs in accordance with Section 1.10(b) if such conversion is made prior to the expiration of the Eurodollar Interest Period applicable thereto, or (ii) continue all or any portion of any Loan as a Eurodollar Loan upon the expiration of the applicable Eurodollar Interest Period and the succeeding Eurodollar Interest Period of that continued Loan shall commence on the last day of the Eurodollar Interest Period of the Loan to be continued, provided, that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount and (ii) no conversion pursuant to this Section 1.6 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.3(b). Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to

(1) the end of each Eurodollar Interest Period with respect to any Eurodollar Loans to be continued as such, or (2) the date on which Co-Borrowers wish to convert any Prime Rate Loan to a Eurodollar Loan for a Eurodollar Interest Period designated by Co-Borrowers in such election or (3) the date on which Co-Borrowers wish to convert any Eurodollar Loan to a Prime Rate Loan. If no election is received with respect to a Eurodollar Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the Eurodollar Interest Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that Eurodollar Loan shall be converted to a Prime Rate Loan at the end of its Eurodollar Interest Period. Cigar, on behalf of the Co-Borrowers, must make such election by written notice (a "Notice of Conversion/Continuation") to Administrative Agent in the form of
Exhibit 1.6.

      1.7. FEES.

      (A) FEE LETTER. Co-Borrowers shall pay to Chase, without duplication of Fees previously paid pursuant thereto, the Fees specified in the Fee Letter at the times specified for payment therein.

      (B) COMMITMENT FEE. The Co-Borrowers shall pay to the Administrative Agent for distribution to each Lender a commitment fee on the Unutilized Commitments of the Lenders (the "Commitment Fee") for the period from and including the Effective Date to but not including the Termination Date. The Commitment Fee as of the Effective Date, shall be computed at a rate equal to
 .325% per annum on the average daily Unutilized Commitment of such Lender. The Commitment Fee shall be adjusted prospectively on a quarterly basis by reference to Co-Borrowers' Financial Statements delivered for each Fiscal Quarter pursuant to Section 4.1. The first adjustment, if any, in the Commitment Fee shall be based upon Co-Borrowers' Financial Statements for the Fiscal Quarter ended September 30, 2000. Adjustments in the Commitment Fee will become effective two (2) Business Days after delivery of Co-Borrowers' quarterly Financial Statements Adjustments in the Commitment Fee will be determined by reference to the following grids:

      IF LEVERAGE RATIO IS:               APPLICABLE COMMITMENT FEE:
      ---------------------               --------------------------

      is greater than or = to 2.50:1                 Level I

      is greater than or = to 2.25:1,
      but is less than 2.50:1                        Level II

      is less than 2.25:1                            Level III

                                    LEVEL I    LEVEL II   LEVEL III
                                    -------    --------   ---------


            Applicable              .475%*     .40%*      .325%*

            Commitment Fee


      * Rate per annum on the average daily Unutilized Commitment.

      Failure to timely deliver the foregoing Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the applicable Commitment Fee to the highest level (I.E., Level I above). Accrued Commitment Fees payable to the Lenders shall be payable on the first Business Day of each month and the Termination Date.

      (C) COMPUTATION. All computation of Fees shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such Fees are payable. Each determination by Administrative Agent of Fees hereunder shall be conclusive, absent manifest error.

      1.8.  METHOD AND PLACE OF PAYMENT.

      (A) GENERAL. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office of the Administrative Agent and in Dollars.

      (B) PAYMENTS ON NON-BUSINESS DAY. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of Eurodollar Interest Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      1.9.  APPLICATION AND ALLOCATION OF PAYMENTS.

      (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Co-Borrowers, subject to the provisions of Section 1.5(a); and
(iii) mandatory prepayments shall be applied as set forth in Sections 1.5(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Co-Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Co-Borrowers, and Co-Borrowers hereby irrevocably agree that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in any books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans, ratably to the aggregate, combined principal balance of the Loans; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under this Agreement.

      (b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Credit Loan balance on behalf of Co-Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Credit Loans, owing by Co-Borrowers under this Agreement or any of the other Loan Documents if and to the extent Co-Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Credit Loans to exceed Borrowing Availability. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Credit Loans hereunder.

      1.10. INDEMNITY.

      (a) Each Co-Borrower shall jointly and severally indemnify and hold harmless each of the Administrative Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (other than those solely among Lenders and/or Administrative Agent) (collectively, "Indemnified Liabilities"); provided, that no such Co-Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense is determined in the final, non-applicable judgment of a court of competent jurisdiction to have resulted from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR

TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

      (b) To induce Lenders to provide the Eurodollar Rate option on the terms provided herein, if (i) any Eurodollar Loans are repaid in whole or in part prior to the last day of any applicable Eurodollar Interest Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise);
(ii) Co-Borrowers shall default in payment when due of the principal amount of or interest on any Eurodollar Loan; (iii) Co-Borrowers shall default in making any borrowing of, conversion into or continuation of Eurodollar Loans after Co-Borrower has given notice requesting the same in accordance herewith; or (iv) Co-Borrowers shall fail to make any prepayment of a Eurodollar Loan after Co-Borrowers have given a notice thereof in accordance herewith, Co-Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Eurodollar Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Eurodollar Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Eurodollar Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Eurodollar Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Co-Borrowers with its written calculation of all amounts payable pursuant to this Section 1.10, and such calculation shall be binding on the parties hereto absent manifest error unless Co-Borrowers shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.11. TAXES.

      (a) Any and all payments by Co-Borrowers under this Agreement or under the Notes shall be made, in accordance with this Section 1.11, free and clear of and without deduction for any and all present or future Taxes. If Co-Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.11) Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Co-Borrowers shall make such deductions, and (iii) Co-Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty
(30) days after the date of any payment of Taxes, Co-Borrowers shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

      (b) Each Co-Borrower shall indemnify and, within ten (10) days of demand therefor, pay Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.11) attributable to payments by or on behalf of the Co-Borrowers hereunder or under any of the other Loan Documents paid by Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

      (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Co-Borrowers and Administrative Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Co-Borrowers and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

      (d) If any Lender shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of indemnified Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by Co-Borrowers pursuant to this Section 1.11, it shall promptly notify Co-Borrowers of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Co-Borrowers, apply for such refund or credit at Co-Borrowers' expense, and in the case of any application for such refund or credit by Co-Borrowers, shall, if legally able to do so, deliver to Co-Borrowers such certificates, forms or other documentation as may be reasonably necessary to assist Co-Borrowers in such application. If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any indemnified Taxes as to which it has been indemnified by Co-Borrowers pursuant to this
Section 1.11, it shall promptly notify Co-Borrowers of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender in its sole judgment) to Co-Borrowers to the extent of amounts that have been paid by Co-Borrowers under this Section 1.11 with respect to indemnified Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided, however, that the Co-Borrowers, upon the request of such Lender, agree to return the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

      1.12.  CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

      (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any Affiliate and reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Co-Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Co-Borrowers and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

      (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Co-Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Co-Borrowers and to Administrative Agent by such Lender, shall be conclusive and binding on Co-Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Co-Borrowers pursuant to this Section 1.12.

      (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Eurodollar Loan, then, unless that Lender is able to make or to continue to fund or to maintain such Eurodollar Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Co-Borrowers through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain Eurodollar Loans shall terminate and (ii) Co-Borrowers shall forthwith prepay in full all outstanding Eurodollar Loans owing to such Lender, together with interest accrued thereon, unless Co-Borrowers, within five (5) Business Days after the delivery of such notice and demand, convert all such Loans into a Loan bearing interest based on the Prime Rate.

      (d) Within fifteen (15) days after receipt by Co-Borrowers of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.12(a), 1.12(b) or 1.11(a), Co-Borrowers may, at their option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Co-Borrowers, with the consent of Administrative Agent, which shall not be unreasonably withheld, may obtain, at Co-Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Co-Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Co-Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

      Notwithstanding the foregoing, Co-Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Co-Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Co-Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Co-Borrowers' rights under this Section 1.12(d) with respect to such Affected Lender shall terminate and Co-Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.11(a), 1.12(a) and 1.12(b).

      (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Co-Borrowers shall not be required to compensate a Lender (or such Lender's holding company) pursuant to this Section for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Co-Borrowers of the change in law or regulation (or change in interpretation thereof) giving rise to such increased costs or reductions and of such Lender's intention to claim compensation thereof; provided, further, that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      1.13. SINGLE LOAN. All Loans to Co-Borrowers and all of the other Obligations of Co-Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Co-Borrowers.

2.  CONDITIONS PRECEDENT

      2.1. CONDITIONS TO THE INITIAL LOANS. No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for on or before November 30, 2000 in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent and Lenders:

      (A) CORPORATE DOCUMENTS. The Administrative Agent shall have received the following documents, each certified as indicated below:

            (i) copies of the Certificates of Incorporation, as amended and in effect, of the Co-Borrowers certified as of a recent date by the Secretary of State of their respective jurisdictions of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and corporate documents filed by such Co-Borrower;

            (ii) a certificate of the Secretary or an Assistant Secretary of each of the Co-Borrowers, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Co-Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Co-Borrower authorizing the execution, delivery and performance of such of the Loan Documents to which such Co-Borrower is a party, and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Certificate of Incorporation of such Co-Borrower has not been amended since the date of the certification thereto furnished pursuant to subparagraph (i) above, and (D) as to the incumbency and specimen signature of each officer of such Co-Borrower executing the Loan Documents to which such Co-Borrower is a party (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Co-Borrower); and

            (iii) a certificate of another officer of each of the Co-Borrowers as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Co-Borrower.

      (B) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate of a senior officer of each Co-Borrower, dated the Closing Date, stating that all of the applicable conditions set forth in this Section 2 have been met.

      (C) OPINION OF COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP , counsel to the Co-Borrowers, substantially in form and substance satisfactory to the Administrative Agent, the Lenders and their counsel (and the Co-Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

      (D) CREDIT AGREEMENT; PLEDGE AGREEMENTS; NOTES; LOAN DOCUMENTS. (i) This Agreement shall have been duly executed by, and delivered to, each Co-Borrower, the Administrative Agent and the Lenders; (ii) the Notes shall have been duly authorized, executed and delivered; (iii) L&LR shall have duly authorized, executed and delivered a second amended and restated pledge agreement substantially in the form of Exhibit 2.1(d)-1 (the "L&LR Pledge Agreement"); (iv) Cigar shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit 2.1(d)-2 (the "Cigar Pledge Agreement"); (v) each of L&LR and Cigar shall have (A) delivered to the Collateral Agent all of the Pledged Stock referred to in the Pledge Agreement to which it is a party together with executed and undated irrevocable stock powers and such other instruments of transfer as shall be requested by the Collateral Agent and (B) taken such other action to perfect the security interests created thereunder as the Collateral Agent shall reasonably request; and (vi) Administrative Agent shall have received such documents, instruments and agreements as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance satisfactory to Administrative Agent.

      (E) REPAYMENT OF EXISTING OBLIGATIONS. Administrative Agent shall have received evidence that the principal of and interest on, and all other amounts owing (including, without limitation, under the Existing Credit Agreement and any contingent or other amounts payable in respect of letters of credit) in respect of, any Indebtedness (other than the Loans and the Permitted Indebtedness) shall have been (or shall be simultaneously) repaid in full, that all agreements evidencing and such Indebtedness and all commitments to extend credit thereunder shall have been canceled or terminated and that any Liens securing any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

      (F) APPROVALS. Administrative Agent shall have received (i) satisfactory evidence that the Co-Borrowers have obtained all required material waivers, consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or (ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such waivers, consents or approvals are required.

      (G) PAYMENT OF FEES. Co-Borrowers shall have paid in full to the Administrative Agent and the Lenders all costs, fees (including the Fees) and expenses payable to the Administrative Agent and the Lenders to the extent then due pursuant hereto and the Fee Letter.

      (H) CONSUMMATION OF RELATED TRANSACTIONS. Lenders shall have received fully executed copies of the Related Transactions Documents, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel, it being understood that the forms of the Related Transactions Documents, each dated the date hereof, are acceptable to Administrative Agent. The Tender Offer Acquisition and the Merger shall have been consummated or be contemporaneously consummated on the Closing Date substantially in accordance with the terms of the Related Transactions Documents and without waiver of any conditions (except as expressly permitted thereunder) unless consented to by the Administrative Agent.

      (I) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the any Co-Borrower pending or, to the knowledge of Co-Borrowers, threatened before any court, governmental agency or arbitration that could reasonably be expected to have a Material Adverse Effect.

      (J) FINANCIAL STATEMENTS. The Administrative Agent and each of the Lenders shall have received (i) the consolidated income statements, statements of cash flows and balance sheets of the Co-Borrowers for the year ended December 31, 1999, each prepared in accordance with GAAP and certified by Ernst & Young LLP,
(ii) a reliance letter from Ernst & Young LLP with respect to the audited financial statements referred to in the preceding clause (i), and (iii) the unaudited consolidated and, if available, consolidating income statements, statements of cash flows and balance sheets of the Co-Borrowers for each Fiscal Quarter to occur subsequent to December 31, 1999, each prepared in accordance with GAAP, and each of such financial statements referred to in preceding clauses (i) and (iii) and the reliance letter referred to in preceding clause
(ii) shall be satisfactory to the Administrative Agent and the Lenders.

      (K) PRO FORMA FINANCIAL STATEMENTS. The Administrative Agent and each of the Lenders shall have received the Pro Forma which shall be satisfactory to the Lenders in their sole discretion.

      (L) BUSINESS PLAN. The Administrative Agent and each of the Lenders shall have received the business plan of Co-Borrowers for the Fiscal Years through December 31, 2003, which business plan shall include a written analysis of the business and prospects of the Co-Borrowers and shall be satisfactory in form and substance to the Lenders in their sole discretion.

      (M) LIEN SEARCH RESULTS. The Administrative Agent and each of the Lenders shall have received completed requests for information showing all effective financing statements, tax liens and judgments, filed against the Co-Borrowers, and such requests shall reveal no Liens, security interests or encumbrances against any assets of the Co-Borrowers other than Permitted Encumbrances or liens discharged as of the Closing Date and no tax liens or judgments.

      (N) TANGIBLE NET WORTH. The Co-Borrowers on a consolidated basis shall have a Tangible Net Worth, after giving effect to Loans made on the Closing Date and the Related Transactions, of no less than $30 million, which shall be reflected on the Pro Forma.

      (O) CLOSING DATE. The Closing Date shall have occurred on or prior to September 30, 2000.

      (P) MC MANAGEMENT AGREEMENT. The Administrative Agent shall have received a copy of the MC Management Agreement executed by the parties thereto.

      2.2. FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, or convert or continue any Loan, if, as of the date thereof:

      (a) Any representation or warranty by any Co-Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect (except for representations or warranties subject to a materiality or Material Adverse Effect exception, which shall be true and correct in all respects) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement; or

      (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

      (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Administrative Agent or Required Lenders shall have determined not to make any Loan so long as that Default is continuing; or

      (d) After giving effect to any Revolving Credit Loan, the outstanding aggregate principal amount of all Revolving Loans would exceed the Maximum Amount. The request and acceptance by Co-Borrowers of the proceeds of any Loan, or the conversion or continuation of any Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Co-Borrowers that the conditions in this Section
2.2 have been satisfied.

3.    REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loans, the Co-Borrowers, jointly and severally, make the following representations and warranties to the Administration Agent and each Lender with respect to all Co-Borrowers, each and all of which shall survive the execution and delivery of this Agreement.

      3.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Co-Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct and is in compliance with all such licenses, permits, consents or approvals, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its certificate or articles of incorporation (or equivalent governing document) and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law and all rules, regulations and orders of any Governmental Authority, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.2. EXECUTIVE OFFICES. As of the Closing Date, the current location of each Co-Borrower's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and except as set forth on such Disclosure Schedule (3.2), none of such locations have changed within the twelve (12) months preceding the Closing Date.

      3.3. CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Co-Borrower of the Loan Documents to which it is a party (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's certificate or articles of incorporation (or similar governing documents) or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien, other than Liens created under the Loan Documents, upon any of the property of such Person; and (g) do not require the consent or approval of any Governmental Authority or any other Person. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Co-Borrower thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Co-Borrower enforceable against it in accordance with its terms.

      3.4. FINANCIAL STATEMENTS. All Financial Statements concerning Co-Borrowers which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended:

            (a) The audited consolidated balance sheets at December 31, 1999 and the related statements of income and cash flows of Co-Borrowers for the Fiscal Year then ended, certified by Ernst & Young LLP.

            (b) The unaudited consolidated and, if available, consolidating balance sheets at March 31, 2000 and the related statements of income and cash flows of Co-Borrowers for the Fiscal Quarter then ended.

            (c) The unaudited consolidated and, if available, consolidating balance sheets at June 30, 2000 and the related statements of income and cash flows of Co-Borrowers for the Fiscal Quarter then ended.

      3.5. PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.5) was prepared by Co-Borrowers giving pro forma effect to the Loans on the Closing Date and the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Co-Borrowers dated June 30, 2000, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP, provided that such Pro Forma is updated immediately prior to the Closing Date and is acceptable to Administrative Agent.

      3.6. MATERIAL ADVERSE EFFECT. Between December 31, 1999 and the Closing Date, (a) no Co-Borrower has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and there has been no decrease in the assets of the Co-Borrowers, which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Co-Borrower or has become binding upon any Co-Borrower's assets and no law or regulation applicable to any Co-Borrower has been adopted, which has had or could reasonably be expected to have a Material Adverse Effect, (c) no Co-Borrower is in default and to the best of each Co-Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (d) no event has occurred, which alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Between December 31, 1999 and the Closing Date no event, including, without limitation, the commencement of any Litigation, has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

      3.7. OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.7) constitutes all of the real property owned, leased, subleased, or used by any Co-Borrower. Each Co-Borrower owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.7), and copies of all such leases or a summary of terms thereof satisfactory to Administrative Agent have been delivered to Administrative Agent. Disclosure Schedule (3.7) further describes any Real Estate with respect to which any Co-Borrower is a lessor or sublessor as of the Closing Date. Each Co-Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Co-Borrower are subject to any Liens other than Permitted Encumbrances and Liens being released on the Closing Date, and there are no facts, circumstances or conditions known to any Co-Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances and Liens being released on the Closing Date. Each Co-Borrower has received all deeds, assignments, waivers, consents, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Co-Borrower's right, title and interest in and to all such Real Estate and other properties and assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Disclosure Schedule (3.7) also describes any purchase options, rights of first refusal or other similar contractual rights to acquire a fee simple interest in real property pertaining to any Real Estate. Except as set forth in Disclosure Schedule (3.7), no portion of any Co-Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      3.8. LABOR MATTERS. As of the Closing Date (a) no strikes or other material labor disputes against any Co-Borrower are pending or, to any Co-Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each Co-Borrower comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Co-Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Co-Borrower; (d) except as set forth in Disclosure Schedule (3.8), no Co-Borrower is a party to or bound by any collective bargaining agreement or any management agreement, consulting agreement or employment agreement involving annual payment in excess of $100,000 (and true and complete copies of any agreements described on Disclosure Schedule (3.8) have been delivered to Administrative Agent); (e) there is no organizing activity involving any Co-Borrower pending or, to any Co-Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Co-Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Co-Borrower has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Co-Borrower pending or, to the knowledge of any Co-Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Co-Borrower of any individual.

      3.9. VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in Disclosure Schedule (3.9), no Co-Borrower is engaged in any joint venture or partnership with any other Person. All of the issued and outstanding Stock of each Co-Borrower (other than L&LR and Cigar) is owned beneficially and of record by Cigar. Set forth in Disclosure Schedule (3.9) is (i) a description of all the issued and outstanding shares of Stock of each Co-Borrower before giving effect to the Tender Offer and the Merger (other than shares of Cigar which are not owned of record or beneficially by the 1998 Trust, the Trusts, Lewis I. Rothman or LaVonda M. Rothman) and a description of all the issued and outstanding shares of Stock of each Co-Borrower after giving effect to the Merger and, in each case, a list of the record and beneficial owners thereof and (ii) a list of each subsidiary of L&LR and each subsidiary of Cigar and the direct and indirect ownership interests therein . After giving effect to the Merger, all of the Stock of Cigar will be owned by L&LR. Except as set forth in Disclosure Schedule (3.9), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Co-Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Co-Borrower as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). L&LR does not have any assets except, before giving effect to the Merger, Stock of JRC and, after giving effect to the Merger, Stock of Cigar, nor any Indebtedness or Guaranteed Indebtedness.

      3.10. GOVERNMENT REGULATION. No Co-Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Co-Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power

Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Co-Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

      3.11. MARGIN REGULATIONS. No Co-Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Co-Borrower owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Co-Borrower will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

      3.12. TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to have been filed by any Co-Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Co-Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.12) lists those tax returns since 1996 that have been audited, and indicates those tax returns that are currently the subject of audit and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.12) as of the Closing Date, no Co-Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Co-Borrowers and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Co-Borrower's knowledge, as a transferee. As of the Closing Date, no Co-Borrower has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect. The Pro Forma delivered pursuant to
Section 3.5 reflects all estimated Taxes resulting from transactions contemplated by the Related Transactions Documents and the Loans as of the Closing Date.

      3.13. ERISA.

      (a) Disclosure Schedule (3.13) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed plans, together with a copy of the latest IRS Form 5500 for each such plan, have been delivered to Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the IRC, and, other than the application to the IRS made on January 22, 2000 under the IRS' Walk-in-CAP, to the Co-Borrowers' knowledge, nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA except to the extent that any failure to so comply would not have a Material Adverse Effect. No Co-Borrower or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. No Co-Borrower or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Co-Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

      (b) Except as set forth in Disclosure Schedule (3.13): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Co-Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Co-Borrower or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14)(A) of ERISA) of any Co-Borrower or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

      3.14. NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Co-Borrower, threatened against any Co-Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Co-Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Co-Borrower and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.14), as of the Closing Date there is no Litigation pending or, to the knowledge of any Co-Borrower, threatened against any Co-Borrower.

      3.15. BROKERS. No broker or finder acting on behalf of any Co-Borrower brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Co-Borrower has any obligation to any other Person in respect of any finder's or brokerage fees in connection therewith.

      3.16. INTELLECTUAL PROPERTY. As of the Closing Date, each Co-Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.16) hereto. All of the foregoing are in full force and effect, and each of the Co-Borrowers is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a risk of resulting, in any Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit the revocation or termination of any such right or which affects the rights of any of the Co-Borrowers thereunder so as to result, or to create a reasonable risk of resulting, in any Material Adverse Effect. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a reasonable risk of resulting, in any Material Adverse Effect.

      3.17. FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Co-Borrower to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that, with respect to any projected financial information, the Co-Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial or otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

      3.18. ENVIRONMENTAL MATTERS.

      (a) Except as set forth in Disclosure Schedule (3.18), as of the Closing
Date: (i) to the knowledge of the Co-Borrowers, the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (ii) no Co-Borrower has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Co-Borrowers are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) the Co-Borrowers have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Co-Borrower is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Co-Borrower which could reasonably be expected to have a Material Adverse Effect, and no Co-Borrower has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no pending or, to the knowledge of any Co-

Borrower, threatened Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief from any Co-Borrower, or which alleges criminal misconduct by any Co-Borrower;
(vii) no notice has been received by any Co-Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Co-Borrowers, there are no facts, circumstances or conditions that would reasonably be expected to result in any Co-Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Co-Borrowers have provided to Administrative Agent copies of all existing environmental reports, reviews and audits pertaining to actual or potential Environmental Liabilities, in each case relating to any Co-Borrower.

      (b) Each Co-Borrower acknowledges and agrees that Administrative Agent (i) is not now, and, to the knowledge of the Co-Borrowers, has not ever been in control of any of the Real Estate or any Co-Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Co-Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

      3.19. INSURANCE. Disclosure Schedule (3.19) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Co-Borrower, as well as a summary of the terms of each such policy.

      3.20. COMMON BUSINESS ENTERPRISE. Co-Borrowers are engaged in a common business enterprise and are directly dependant upon each other for or in connection with their respective business activities and their respective financial resources. Each Co-Borrower will receive a direct economic and financial benefit from the Obligations incurred under this Agreement by Co-Borrowers, and the incurrence of such Obligations is in the best interests of each Co-Borrower.

      3.21. CUSTOMER AND TRADE RELATIONS. Except as set forth in Disclosure Schedule (3.21), as of the Closing Date, there exists no actual or, to the knowledge of any Co-Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Co-Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Co-Borrower; or the business relationship of any Co-Borrower with any supplier material to its operations.

      3.22. AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Co-Borrower has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Co-Borrower within sixty (60) days following written notice issued by such Co-Borrower and involving transactions in excess of $100,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; any agreement (or group of related agreements) under which such Co-Borrower has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000, including any Capital Lease Obligation; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Co-Borrower.

      3.23. SOLVENCY. Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Co-Borrowers, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Co-Borrower is Solvent.

      3.24. YEAR 2000 PROBLEMS. Each Co-Borrower has eliminated all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

      3.25. RELATED TRANSACTIONS DOCUMENTS. As of the Closing Date, Co-Borrowers have delivered to Administrative Agent complete and correct copies of the Related Transactions Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The total consideration payable to consummate the Tender Offer Acquisition inclusive of all fees and costs does not exceed the amount of the loan made by Existing Lenders to JRC and L&LR on the Tender Offer Borrowing Date as defined in and pursuant to the Existing Credit Agreement. The total consideration payable to consummate the Merger inclusive of all fees and costs will not exceed the amount of the loan made by Existing Lenders to JRC and L&LR on the Merger Borrowing Date as defined in and pursuant to the Existing Credit Agreement. No Co-Borrower party thereto and, to the knowledge of the Co-Borrowers, no other Person party thereto is in default in the performance or compliance with any provisions of any Related Transactions Documents. The Related Transactions Documents comply with, and the Tender Offer Acquisition and Merger have been or will be, prior to any Loan hereunder, consummated in accordance with, all applicable laws. The Related Transactions Documents are in full force and effect, and have not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any party thereto, with respect to the transactions contemplated by the Related Transactions Documents, have been or will be, prior to any Loan hereunder, obtained and no such approvals impose any conditions to the consummation of the transactions contemplated by the Related Transactions Documents or to the conduct by any Co-Borrower of its business thereafter. Each of the representations and warranties in, and given by each party to the Merger Agreement is true and correct in all material respects (except to the extent that such representation or warranty expressly relates to an earlier date).

      3.26. THE MERGER. Upon effectiveness of the Merger, all Obligations of, and all loans and amounts due and owing by, JRC to the Existing Lenders pursuant to the Existing Credit Agreement shall become the Obligations of Cigar. Each Co-Borrower agrees and acknowledges that the full amount of such Obligations are payable without defense, set-off, deduction or counterclaim for any reason whatsoever.

      3.27. THE PLEDGE AGREEMENTS. The provisions of the Pledge Agreements are effective to create, upon effectiveness of the Merger, in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of L&LR and Cigar in the Collateral described therein. The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Lenders under the Pledge Agreements, upon delivery of the Pledged Stock to the Collateral Agent, will constitute first priority perfected security interests in the Pledged Stock described therein, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or, assuming the Collateral Agent's continuous possession of the Pledged Stock, maintain the perfection or priority of) the security interests created in the Pledged Stock and the proceeds thereof under the Pledge Agreements.

4. FINANCIAL STATEMENTS AND INFORMATION

      4.1. REPORTS AND NOTICES. Each Co-Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent and/or Lenders, as required, the Financial Statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex B.

      4.2. COMMUNICATION WITH ACCOUNTANTS. Each Co-Borrower authorizes Administrative Agent upon notice to Cigar and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Ernst & Young LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Co-Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Co-Borrower.

5. AFFIRMATIVE COVENANTS

      Each Co-Borrower jointly and severally agrees as to all Co-Borrowers that from and after the date hereof and until the Termination Date:

      5.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Co-Borrower shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as permitted by Section 6.1) and its rights and franchises material to the conduct of the business of Co-Borrowers taken as a whole; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), as the same may be supplemented from time to time by 30 days' advance written notice to Administrative Agent.

      5.2. PAYMENT OF CHARGES.

      (a) Subject to Section 5.2(b), each Co-Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including
(i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and

(ii) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due except as provided in (b) below.

      (b) Each Co-Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Co-Borrower, in accordance with GAAP, (ii) no Lien (other than Permitted Encumbrances) shall be imposed upon any properties or assets of any Co-Borrower (whether now owned or hereafter acquired) and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, and
(iii) such Co-Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Co-Borrower or the conditions set forth in this
Section 5.2(b) are no longer met.

      5.3. BOOKS, RECORDS AND INSPECTIONS. Co-Borrowers will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. Co-Borrowers will permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of an officer of a Co-Borrower, any of the respective properties of Co-Borrowers, and, subject to the foregoing requirements, to examine the books of account of Co-Borrowers and discuss the affairs, finances and accounts of any of the Co-Borrowers with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Lender may request.

      5.4. INSURANCE.

      (a) The Co-Borrowers shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.19) as in effect on the date hereof, or otherwise in forms and amounts substantially similar to such policies in effect on the date hereof and with insurers with an A.M. Best rating of at least equivalent to that of Co-Borrowers' existing insurers. The Co-Borrowers shall provide thirty (30) days advance notice to Administrative Agent of any non-renewal, cancellation or amendment of such policies of insurance. If any Co-Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Co-Borrower or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Co-Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Co-Borrowers to Administrative Agent and shall be additional Obligations hereunder.

      (b) Administrative Agent reserves the right at any time upon any change in any Co-Borrower's risk profile (including any change in the product mix maintained by any Co-Borrower or any laws affecting the potential liability of such Co-Borrower) to require additional forms and limits of insurance to, in Administrative Agent's opinion, ensure that each Co-Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Administrative Agent, each Co-Borrower shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Administrative Agent, with respect to its insurance policies.

      5.5. COMPLIANCE WITH LAWS. Each Co-Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.6. SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Administrative Agent, the Co-Borrowers shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

      5.7. INTELLECTUAL PROPERTY. Each Co-Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

      5.8. ENVIRONMENTAL MATTERS. Each Co-Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are necessary to maintain the value of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate other than where the failure to implement such actions could not reasonably be expected to result in a Material Adverse Effect; (c) notify Administrative Agent promptly after such Co-Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities having a Material Adverse Effect; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Co-Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities having a Material Adverse Effect in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Co-Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Co-Borrower shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Co-Borrower's expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and substance reasonably acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Co-Borrowers shall reimburse Administrative Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9 PERFORMANCE OF OBLIGATIONS. Each Co-Borrower will perform all of its obligations under each material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the failure to pay any Indebtedness shall not constitute a breach of this
Section 5.9 unless it shall give rise to an Event of Default under Section
7.1(e).

      5.10. FURTHER ASSURANCES. (a) Each Co-Borrower agrees that it shall, at such Co-Borrower's expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

            (b) L&LR and Cigar will make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Pledge Agreements as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to realize or exercise the rights and benefits intended to be created by the Pledge Agreements.

      5.11. ERISA EVENT. Each Co-Borrower shall, or shall cause (to the extent it has such ability) an ERISA Affiliate to, notify the Administrative Agent promptly, but in no event later than 10 days, following the occurrence of any ERISA Event of the details of such ERISA Event and the course of action which such Co-Borrower or ERISA Affiliate intends to take to correct such ERISA Event.

      5.12. OWNERSHIP OF SUBSIDIARIES. Cigar will at all times, directly or indirectly, own all of the issued and outstanding Stock of the other Co-Borrowers (other than L&LR).

      5.13. CONSUMMATION OF MERGER. Cigar will perform all of its obligations pursuant to the Merger Agreement and will take all action necessary to consummate the Merger.

6. NEGATIVE COVENANTS

      Each Co-Borrower jointly and severally agrees as to all Co-Borrowers that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

      6.1. MERGERS, SUBSIDIARIES, ETC. No Co-Borrower shall directly or indirectly, by operation of law or otherwise (a) form or acquire any Subsidiary (other than Subsidiaries in existence as of the date hereof or Subsidiaries which, at the time of formation or acquisition, become a Co-Borrower and the Stock of which is pledged as collateral security for the Obligations arising hereunder under terms acceptable to the Administrative Agent and Lenders), or (b) merge with (except for the Merger) or consolidate with, acquire all or substantially all of the assets or (except as permitted in preceding clause (a)) capital stock of, or otherwise combine with or acquire, any Person or any division of any Person; provided, however, any co-Borrower may merge or consolidate with, or sell its assets to, any other Co-Borrower.

      6.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this Section 6, no Co-Borrower shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except:

      (a) investments consisting of: (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having an investment grade rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (iii) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States, or foreign branches thereof, having capital and surplus in excess of $300,000,000 or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $300,000,000;

      (b) receivables owing to Co-Borrowers and advances (including deposits) to customers and receivables owing to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

      (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure of any Lien in favor of the Co-Borrowers;

      (d) to the extent permitted by Section 6.4, investments in Affiliates;

      (e) guarantees permitted by Section 6.6;

      (f) investments contemplated by the Related Transaction Documents;

      (g) investments which the Co-Borrowers are contractually committed to make pursuant to contracts existing on the Closing Date as set forth on Disclosure Schedule (6.2(g));

      (h) any Co-Borrower may make intercompany loans to or other investments in any other Co-Borrower and any Co-Borrower may borrow money from any other Co-Borrower if done in the ordinary course of and pursuant to the reasonable requirements of such Co-Borrower's business and upon fair and reasonable terms that are no less favorable to such Co-Borrower than would be obtained in a comparable arm's length transaction with a Person who is not a Co-Borrower; and

      (i) investments consisting of the transactions contemplated by Interest Hedge Obligations permitted by Section 6.3(a).

      6.3. INDEBTEDNESS.

      (a) No Co-Borrower shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) the following ("Permitted Indebtedness"): (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (b) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization or expiration thereof and which are otherwise on terms and conditions no less favorable to any Co-Borrower, as reasonably determined by Administrative Agent, than the terms of the Indebtedness being amended or modified, (v) Guarantees permitted by Section 6.6, and (vi) intercompany indebtedness permitted by Section 6.2 hereof, and (vii) Indebtedness of Co-Borrowers in a maximum aggregate amount of $20 million under Interest Hedge Obligations incurred in connection with the Term Loan.

      (b) No Co-Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, or (ii) Indebtedness secured by a Permitted Encumbrance.

      6.4. EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

      (a) No Co-Borrower shall enter into or be a party to any transaction with any Affiliate thereof (other than an Affiliate which is another Co-Borrower to the extent permitted by Section 6.2(h)) except in the ordinary course of and pursuant to the reasonable requirements of such Co-Borrower's business and upon fair and reasonable terms that are no less favorable to such Co-Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Co-Borrower. In addition, if any such transaction or series of related transactions involves payments in excess of $150,000 in the aggregate, the terms of these transactions must be disclosed in advance to Administrative Agent and Lenders. All transactions with Affiliates existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

      (b) No Co-Borrower shall enter into any lending or borrowing transaction with any employees of any Co-Borrower.

      6.5. CAPITAL STRUCTURE AND BUSINESS. No Co-Borrower shall (a) change in any material respect the nature of its business as conducted on the date hereof,
(b) make any change in its capital structure as described on Disclosure Schedule (3.9), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or (c) amend its charter or bylaws in a manner which would adversely affect Administrative Agent, Documentation Agent or Lenders or such Co-Borrower's duty or ability to repay the Obligations. No Co-Borrower shall engage in any business other than the businesses currently engaged in by it or businesses which are complementary or reasonable extensions thereto.

      6.6. GUARANTEED INDEBTEDNESS. No Co-Borrower shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Co-Borrower, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Co-Borrower if the primary obligation is expressly permitted by this Agreement.

      6.7. LIENS. No Co-Borrower shall create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any individual Co-Borrower or the Co-Borrowers collectively in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $150,000 (in the case of any individual Co-Borrower) or $500,000 (in the case of the Co-Borrowers collectively) outstanding at any one time for all such Liens (provided that such Liens in favor of the Term Loan Lenders attach only to the assets, accessions, improvements and proceeds subject to such purchase money debt and such Indebtedness is incurred at the time of such purchase and does not exceed 100% of the purchase price of the subject assets or the cost of construction or improvements); and (c) Liens on the Pledged Stock to secure the Co-Borrowers' obligations under any Interest Hedge Obligation permitted by Section 6.3(a) in favor of the Term Loan Lenders. In addition, no Co-Borrower shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative
Agent, on behalf of itself, Documentation Agent and Lenders, as collateral for the Obligations, except for Liens listed in (a) and (b) above and operating leases, Capital Leases or Licenses which prohibit Liens only upon the assets that are subject thereto.

      6.8. SALE OF STOCK AND ASSETS. No Co-Borrower shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Co-Borrower of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Co-Borrower's business having a value not exceeding $100,000 in the aggregate in any Fiscal Year, provided the proceeds thereof are reinvested in the business of the Co-Borrowers within 360 days thereafter, and if not so reinvested, shall be applied as a mandatory prepayment pursuant to Section 1.5(b), (c) other Equipment and Fixtures having a value not exceeding $100,000 in the aggregate in any Fiscal Year, provided the proceeds thereof are reinvested in the business of the Co-Borrowers within 360 days thereafter, and if not so reinvested, shall be applied as a mandatory prepayment pursuant to Section 1.5(b), (d) cash and cash equivalents for fair equivalent value in the ordinary course of business, (e) intercompany loans and investments between Co-Borrowers permitted by Section 6.2(h) or (f) Restricted Payments permitted by Section 6.14.

      6.9. ERISA. No Co-Borrower shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event.

      6.10. FINANCIAL COVENANTS. The Co-Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex C.

      6.11. HAZARDOUS MATERIALS. No Co-Borrower shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value of any of the Real Estate, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

      6.12. SALE-LEASEBACKS. No Co-Borrower shall engage in any sale-leaseback, synthetic lease or similar transaction in respect of any of its assets.

      6.13. CANCELLATION OF INDEBTEDNESS. No Co-Borrower shall voluntarily cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

      6.14. RESTRICTED PAYMENTS. No Co-Borrower shall make any Restricted Payment, except intercompany loans and advances to the extent permitted by
Section 6.2(h) above.

      6.15. CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Co-Borrower shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which it conducts business in any case without at least thirty (30) days prior written notice to Administrative Agent. No Co-Borrower shall change its Fiscal Year.

      6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Co-Borrower shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or the making of other distributions or the making or repayment of intercompany loans by any Co-Borrower to another Co-Borrower, except:

      (a) customary non-assignment provisions in Licenses and leases entered into in the ordinary course of business and consistent with past practices;

      (b) purchase money obligations otherwise permitted hereunder for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

      (c) the refinancing of Indebtedness permitted by Section 6.3(a)(iv), provided that the restrictions contained in the agreements governing such refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

      (d) restrictions provided under the Loan Documents.

      6.17. NO SPECULATIVE TRANSACTIONS. No Co-Borrower shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and Interest Hedge Obligations permitted by
Section 6.3(a).

      6.18. STATUS OF L&LR. After the consummation of the Merger, L&LR shall be a company which shall not engage in any activities other than those associated with being the sole shareholder of Cigar and, without limiting the foregoing, shall not incur any liabilities of any nature whatsoever other than pursuant to this Agreement, the other Loan Documents and Interest Hedge Obligations permitted by Section 6.3(a).

7. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

      (a) Co-Borrowers (i) fail to make any payment of principal of the Loans when due and payable, (ii) fail to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (iii) fail to pay or reimburse Administrative Agent, Documentation Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within three (3) Business Days following Administrative Agent's demand for such reimbursement or payment of expenses; or

      (b) Any representation, warranty or statement made by any Co-Borrower herein or in any other Loan Document or in any certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date of which made or deemed made; or

      (c) Any Co-Borrower shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4 or 6; or

      (d) Any Co-Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 7.1) and the same shall remain unremedied for ten (10) days or more after notice thereof from the Administrative Agent; or

      (e) A default or breach shall occur under any other agreement, document or instrument to which any Co-Borrower is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Co-Borrower in excess of $100,000 in the aggregate or, when added together with all such defaults or breaches of the Co-Borrowers collectively, results in the failure of the Co-Borrowers to make payments when due in respect of Indebtedness (other than the Obligations) in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee; or

      (f) A case or proceeding shall have been commenced against any Co-Borrower seeking a decree or order in respect of any Co-Borrower (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Co-Borrower or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Co-Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

      (g) Any Co-Borrower (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Co-Borrower or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

      (h) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate at any time outstanding shall be rendered against any Co-Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

      (i) Any material provision of any Loan Document shall for any reason cease to be in force and effective (or any Co-Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

      (j) At any time after the execution and delivery thereof, any of the Pledge Agreements shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (except as otherwise expressly provided in the Pledge Agreements), or L&LR or Cigar shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Pledge Agreements; or

      (k) An "event of default" shall occur pursuant to any Interest Hedge Obligation permitted by Section 6.3(a); or

      (l) Any Change of Control shall occur.

      7.2. REMEDIES. (a) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Revolving Credit Lenders shall), without notice, suspend the Revolving Credit Loan facility whereupon any further Revolving Credit Loans shall be made or extended in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Revolving Credit Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Administrative Agent shall, in addition to all other rights and remedies, without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

      (b) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Credit Loan facility with respect to further Revolving Credit Loans; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Co-Borrowers; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreements; and (iv) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity; provided, however, that upon the occurrence of an Event of Default specified in Sections 7.1(f) or (g), the Revolving Credit Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Credit Loans and the Term Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

      7.3. WAIVERS BY CO-BORROWERS. Except as otherwise provided for in this Agreement or by applicable law, each Co-Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Co-Borrower may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, and (b) the benefit of all valuation, appraisal, marshaling and exemption laws.

8. ASSIGNMENT AND PARTICIPATIONS

      8.1. ASSIGNMENT AND PARTICIPATIONS.

      (a) Each Lender may assign to any entity, at any time or times, the Loans, the Loan Documents and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, however, that any assignment (other than to another Lender or to an Affiliate of a Lender) shall (i) so long as no Event of Default shall have occurred and be continuing, require the consent of the Co-Borrowers (which shall not be unreasonably withheld or delayed); (ii) require the consent of Administrative Agent (which shall not be unreasonably withheld or delayed); (iii) require the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 8.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; (iv) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (v) if a partial assignment, be in an amount at least equal to $5,000,000 (unless otherwise agreed to by Co-Borrowers and the Administrative Agent) and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (vi) include a payment to Administrative Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Co-Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Co-Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's pro rata share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Administrative Agent or any such Lender shall so notify Co-Borrowers and Co-Borrowers shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

      (b) Each Lender may sell or assign participations in, at any time or times, the Loans without the consent of the Co-Borrowers. Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Co-Borrowers hereunder shall be determined as if that Lender had not sold such participation. Although any Lender may grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder. Without limiting the foregoing, any participation by a Lender of all or any part of its Commitments shall be made with the understanding that the holder of any such participation shall not be entitled to approve any amendment to or waiver of this Agreement or any other Loan Document pursuant to Section 10.3 except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any past-default increase in interest rates), or reduce the principal amount thereof. Solely for purposes of Sections 1.10, 1.11 (assuming the Lender complies with the provisions applicable to a foreign Lender), 1.12 (but not higher than that which the Lender who granted the applicable participation would have been entitled to receive) and 10.7, Co-Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Co-Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Co-Borrower shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

      (c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

      (d) Each Co-Borrower shall assist any Lender permitted to sell assignments or participations under this Section 7.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested. Until the completion of the syndication of the Loans hereunder, as reasonably determined by Administrative Agent, in its sole discretion, each Co-Borrower executing this Agreement shall
(i) assist in the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, and (ii) certify the correctness, completeness and accuracy of all descriptions of the Co-Borrowers and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.

      (e) A Lender may furnish any information concerning Co-Borrowers in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

      9. THE ADMINISTRATIVE AGENT

      9.1. APPOINTMENT OF ADMINISTRATIVE AGENT. Chase is hereby appointed to act on behalf of all Lenders as the Administrative Agent (for purposes of this Section 9, the term "Administrative Agent" shall include Chase in its capacity as Administrative Agent and as Collateral Agent pursuant to the Pledge Agreements and any Lending Affiliate of Chase performing any of the duties or functions of the Administrative Agent hereunder or under any other Loan Document) to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

      9.2. NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless determined by the non-appealable final judgment of a court of competent jurisdiction to have been caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

      9.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Co-Borrowers and statements, information and representations made by Co-Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Co-Borrowers and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Co-Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Co-Borrowers or the existence or possible existence of any Default or Event of Default.

      9.4. RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent. No Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Requisite Revolving Credit Lenders, or Requisite Lenders, as the case may be.

      9.5. INDEMNIFICATION. (a) To the extent the Administrative Agent is not reimbursed and indemnified by the Co-Borrowers, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Pro Rata Shares, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by Co-Borrowers.

      (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document.

      9.6. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Requisite Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Co-Borrower or any Affiliate of any Co-Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Co-Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      9.7. HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      9.8. DOCUMENTATION AGENT; SYNDICATION AGENT. (a) Nothing in this Agreement shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.

      (b) To the extent the Documentation Agent is not reimbursed and indemnified by the Co-Borrowers, the Lenders will reimburse and indemnify the Documentation Agent, in proportion to their respective Pro Rata Shares, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Documentation Agent in acting as such hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the Documentation Agent's gross negligence or willful misconduct.

      9.9. RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Co-Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Requisite Lenders shall appoint a successor Administrative Agent hereunder and under the other Loan Documents who shall be a Lender, a commercial bank or a trust company in each case reasonably acceptable to the Co-Borrowers.

      (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Co-Borrowers (which shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Loan Documents until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

      (e) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.

      (f) Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      (g) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

10. MISCELLANEOUS

      10.1. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Co-Borrower, Administrative Agent, Documentation Agent, Lenders and their respective successors and assigns (including, in the case of any Co-Borrower, a debtor-in-possession on behalf of such Co-Borrower), except as otherwise provided herein or therein. No Co-Borrower may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Co-Borrower without the prior express written consent of Administrative Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Co-Borrower, Administrative Agent, Documentation Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

      10.2. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 10.3 below. Any letter of interest, commitment letter and/or fee letter (other than the Fee Letter) between any Co-Borrower and either Administrative Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

      10.3. AMENDMENTS AND WAIVERS. (a) Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Co-Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Co-Borrowers, and by Requisite Lenders, Requisite Revolving Credit Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

      (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Administrative Agent, Documentation Agent, all Lenders and Co-Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Administrative Agent or Requisite Revolving Credit Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Revolving Credit Loans pursuant to Section 7.2) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in

Section 2.2 unless the same shall be in writing and signed by Administrative Agent, all Lenders and Co-Borrowers.

      (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent, Documentation Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); and (vi) amend or waive this Section 10.3 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Credit Lenders" insofar as such definitions affect the substance of this Section 10.3 (which action shall be deemed to directly affect all Lenders). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by the Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Co-Borrower in any case shall entitle such Co-Borrower or any other Co-Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.3 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

      (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as Administrative Agent is not a Non-Consenting Lender, at Co-Borrowers' request Administrative Agent, or a Person acceptable to Administrative Agent, shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees, the amounts, if any, required to be paid pursuant to Section 1.10(b) (it being understood that such sale and assignment of any Eurodollar Loan shall constitute a repayment of such Loan) and other payments required hereunder with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

      (e) Notwithstanding anything set forth herein to the contrary, a Lender that fails to fund any payments or Revolving Credit Loans required under this Agreement and the other Loan Documents, shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or "Revolving Credit Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Credit Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document if such failure to fund exists as at the time of the required voting action.

      10.4. FEES AND EXPENSES. Co-Borrowers shall reimburse the Administrative Agent for all of its out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Co-Borrowers shall reimburse Administrative Agent (and, with respect to clauses (c), (d) and (e) below, each Lender) for all of its respective fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

      (a) the forwarding to Co-Borrowers or any other Person on behalf of Co-Borrowers by Administrative Agent of the proceeds of the Loans;

      (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

      (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, Co-Borrowers or any other Person) in any way relating to any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Co-Borrowers or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

      (d) any attempt to enforce any remedies of Administrative Agent or any Lender against any or all of the Co-Borrowers or any other Person (but excluding Administrative Agent or any Lender including any successor or assign thereof) that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

      (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

      (f) efforts to (i) monitor the Loans or any of the other Obligations and
(ii) evaluate, observe or assess any of the Co-Borrowers or their respective affairs, including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other reasonable fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.4 shall be payable, on demand, by Co-Borrowers to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      10.5. NO WAIVER. Neither Administrative Agent's nor any Lender's failure, at any time or times, to require strict performance by the Co-Borrowers of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 10.3, none of the undertakings, agreements, warranties, covenants and representations of any Co-Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Co-Borrower shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such Administrative Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

      10.6. REMEDIES. Administrative Agent's and each Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.

      10.7. SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Co-Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Co-Borrower (regardless of whether such balances are then due to Co-Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Co-Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Co-Borrowers agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

      10.8. SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      10.9. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      10.10. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA (EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE GOVERN THE CREATION OR PERFECTION OF LIENS UNDER ANY LOAN DOCUMENT). EACH CO-BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATES OF NEW YORK OR NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CO-BORROWERS, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LENDERS AND THE CO-BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK OR NEW JERSEY AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CO-BORROWER EXPRESSLY SUBMITS AND CONSENTS IN

ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CO-BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH CO-BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CO-BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CO-BORROWER AT THE ADDRESS SET FORTH IN ANNEX D OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CO-BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      10.11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.11), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex D or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Co-Borrowers or Administrative Agent) designated on Annex D to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      10.12. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      10.13. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      10.14. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY

(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CO-BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      10.15. PRESS RELEASES. Each Co-Borrower executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Chase or any of their respective affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to Chase and without the prior written consent of Chase unless (and only to the extent that) such Co-Borrower or Affiliate is required to do so under law and then, in any event, such Co-Borrower or Affiliate will consult with Chase before issuing such press release or other public disclosure. Each Co-Borrower consents to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement with the prior consent of Co-Borrowers, which shall not be unreasonably withheld or delayed. Administrative Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Co-Borrower for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Co-Borrowers' consent which shall not be unreasonably withheld or delayed.

      10.16. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Co-Borrowers for liquidation or reorganization, should Co-Borrowers become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Co-Borrowers' assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      10.17. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 10.10 and 10.14, with its counsel.

      10.18. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      10.19. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Co-Borrowers or the rights of Administrative Agent, Documentation Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date or Termination Date, as applicable. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Co-Borrowers, and all rights of Administrative Agent, Documentation Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect and in all events the provisions of Section 10, and the indemnities contained in the Loan Documents shall survive the Termination Date.

      10.20. CONFIDENTIALITY. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Co-Borrowers and designated as confidential for a period of two
(2) years following receipt thereof, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by such Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments provided that such Persons shall be subject to the provisions of this Section 10.20 to the same extent as such Administrative Agent or Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 10.20 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Administrative Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of such Agent or Administrative Lender.

      10.21. EFFECTIVENESS. Anything herein to the contrary notwithstanding (including, without limitation, Section 10.19 hereof or any reference herein or therein to a date prior to the Effective Date) this Agreement shall not become effective unless and until the Effective Date shall have occurred as provided below. In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that the obligations, duties, liabilities, undertakings, agreements, covenants, warranties and representations of each of the parties hereto set forth herein shall not become valid, binding or enforceable unless and until the occurrence of the Effective Date nor shall any party hereto have any liability hereunder for any failure of the Effective Date to occur. For purposes hereof, the "Effective Date" shall mean the next Business Day immediately following the date on which the Merger is consummated and each Lender, the Administrative Agent, the Documentation Agent and each Co-Borrower shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    CO-BORROWERS:
                                    L&LR, INC.

                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    800-JR CIGAR, Inc.

                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: Chief Executive Officer


                                    J.R. TOBACCO OF AMERICA, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    SANTA CLARA, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.N.R. GROCERY CORP.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.R. TOBACCO NC, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President

                                    J&R TOBACCO (NEW JERSEY) CORP.

                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.R. TOBACCO COMPANY OF MICHIGAN, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.R.-46TH STREET, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.R. TOBACCO OUTLET, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J.R. STATESVILLE, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    J R CIGAR (DC) INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President

                                    J.R. TOBACCO OF BURLINGTON, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    CASA BLANCA, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    JRCIGARS.COM, INC.


                                    /s/ Lewis I. Rothman
                                    ------------------------------
                                    By: Lewis I. Rothman
                                    Title: President


                                    LENDERS:

                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent and Lender

                                    /s/ Ivan Harlow
                                    ------------------------------
                                    By: Ivan Harlow
                                    Title: Vice President

                                    FLEET BANK, N.A.,
                                    as Documentation Agent and Lender

                                    /s/ Barrett Bencivenga
                                    ------------------------------
                                    By: Barrett Bencivenga
                                    Title: Senior Vice President


                                    LENDERS:
                                    EUROPEAN AMERICAN BANK, as Lender

                                    /s/ Robert G. Maichin
                                    ------------------------------
                                    By: Rober G. Maichin
                                    Title: Vice President

                               ANNEX A (RECITALS)

                                       TO

                                CREDIT AGREEMENT



                                   DEFINITIONS



      Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all Section references in the following definitions shall refer to Sections of the Agreement:

      "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Co-Borrower.

      "Administrative Agent" shall mean Chase or its successor appointed pursuant to Section 9.9.

      "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Co-Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Co-Borrowers. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude each Administrative Agent and each Lender.

      "Agent" shall mean the Administrative Agent or the Documentation Agent.

      "Agreement" shall mean the Credit Agreement by and among Co-Borrowers, Chase, as Administrative Agent, Arranger, Syndication Agent and Lender, Fleet Bank, N.A., as Documentation Agent and Lender and the other Lenders signatory from time to time to the Agreement.

      "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

      "Applicable Margins" means collectively the Applicable Prime Margin and the Applicable Eurodollar Margin.

      "Applicable Prime Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Prime Rate applicable to Prime Rate Loans, as determined by reference to Section 1.3 of the Agreement.

      "Applicable Eurodollar Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Eurodollar Rate applicable to the Eurodollar Loans, as determined by reference to Section 1.3 of the Agreement.

      "Assignment Agreement" shall have the meaning assigned to it in Section 8.1(a).

      "Authorized Officer" shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer, any Vice-President, the Secretary or the General Counsel of such Co-Borrower or any other officer of such Co-Borrower which is designated in writing to the Administrative Agent by any of the foregoing officers of such Co-Borrower as being authorized to give such notices under this Agreement.

      "Borrowing" shall mean a borrowing of Loans by the Co-Borrowers from the Lenders on a given date (or resulting from a conversion or conversions on such date) and, in the case of Eurodollar Loans, having the same Eurodollar Interest Period.

      "Borrowing Availability" shall have the meaning assigned to it in
Section 1.1(a)(i).

      "Borrowing Date" shall mean any date on which the Lenders shall make Revolving Credit Loans hereunder.

      "Budget" shall mean the operating budget of the Co-Borrowers as adopted or approved by the board of directors of Cigar.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to Eurodollar Loans shall mean any such day that is also a Eurodollar Business Day.

      "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

      "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

      "Change of Control" shall mean (i) Lewis Rothman, LaVonda Rothman and the 1998 Trust shall cease to own, directly or indirectly, 100% of the outstanding equity interests of Co-Borrowers, or (ii) Lewis Rothman shall cease to be the Chief Executive Officer of Cigar.

      "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Obligations, (b) the employees, payroll, income or gross receipts of any Co-Borrower, (c) any Co-Borrower's ownership or use of any properties or other assets, or (d) any other aspect of any Co-Borrower's business.

      "Chase" means The Chase Manhattan Bank.

      "Cigar" shall mean 800-JR CIGAR, Inc., a Delaware corporation.

      "Cigar Pledge Agreement" shall have the meaning assigned to it in
Section 2.1(d).

      "Closing Date" shall mean the date on which each of the conditions precedent in Sections 2.1 and 2.2 are satisfied or waived by Administrative Agent in accordance with the terms of this Agreement and the funding of the Term Loan occurs.

      "Co-Borrower" and "Co-Borrowers" shall have the meanings assigned thereto in the Agreement.

      "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent's, Documentation Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      "Collateral" shall mean all property with respect to which any security interests have been, or are to be, granted (or purported to be granted) pursuant to any Pledge Agreement.

      "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders pursuant to the Pledge Agreements and the other Collateral Documents.

      "Collateral Documents" shall mean all documents delivered and to be delivered under the Agreement to create, perfect or maintain a security interest in, and/or Lien on, the Collateral, including, without limitation, the Pledge Agreements.

      "Commitment Termination Date" shall mean the earliest of (a) , 2003, (b) the date of termination of Lenders' obligations to make Revolving Credit Loans or permit existing Revolving Credit Loans to remain outstanding pursuant to
Section 7, and (c) the date of
prepayment in full by Co-Borrowers of the Revolving Credit Loans and the permanent reduction of the Revolving Credit Loan Commitment to zero dollars ($0).

      "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Credit Loan Commitment and Term Loan Commitment as set forth on Annex E to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Credit Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Fifty-Five Million Dollars ($55,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Co-Borrower under any written agreement granting any right to use any Copyright or Copyright registration.

      "Copyrights" shall mean all of the following now owned or hereafter acquired by any Co-Borrower: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connections therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions, or renewals thereof.

      "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" shall have the meaning assigned to it in Section 1.3(f).

      "Disclosure Schedules" shall mean the Schedules prepared by Co-Borrowers and denominated as Disclosure Schedules (1.4) through 6.4(a)) in the Index to the Agreement.

      "Documentation Agent" shall mean Fleet Bank, N.A. or its successor.

      "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Co-Borrower, wherever located.

      "Dollars" or "$" shall mean lawful currency of the United States of America.

      "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (iv) any other non-cash gains, in each instance in this clause (b), which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest

Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, and
(v) amortized debt discount for such period. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period or a prior period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary, and (9) any fees, expenses, costs, or other charges incurred or paid arising out of the Related Transactions, including under this Agreement and relating to the retirement or repayment of Indebtedness on the Closing Date.

      "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, any applicable binding judicial or administrative order, interpretation, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

      "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

      "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

      "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Co-Borrower, wherever located and, in any event, including all such Co-Borrower's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean, with respect to any Co-Borrower, any trade or business (whether or not incorporated) which, together with such Co-Borrower, are treated as a single employer within the meaning of Sections 414(b) or (c) of the IRC, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(2) of the IRC, within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

      "ERISA Event" shall mean, with respect to any Co-Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, other than those events as to which the 30-day notice period is waived; (b) the withdrawal of any Co-Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Co-Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Co-Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer

Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA;
(h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

      "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

      "Eurodollar Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

      "Eurodollar Loan" shall mean a Loan or any portion thereof bearing interest by reference to the Eurodollar Rate.

      "Eurodollar Loans" shall mean Loans bearing interest by reference to the Eurodollar Rate.

      "Eurodollar Interest Period" shall have the meaning assigned to it in
Section 1.3.

      "Eurodollar Rate" shall mean for each Eurodollar Period, a rate of interest determined by Administrative Agent equal to:

      (a) the offered rate for deposits in United States Dollars for the applicable Eurodollar Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Eurodollar Business Day next preceding the first day of each Eurodollar Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

      If such interest rates shall cease to be available from Telerate News Service, the Eurodollar Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Co-Borrowers.

      "Event of Default" shall have the meaning assigned to it in Section 7.1.

      "Existing Credit Agreement" shall mean that certain Credit Agreement, dated August 28, 2000, among JRC and L&LR, as Co-Borrowers, Chase, as administrative agent and lender, Fleet Bank as documentation agent and lender and the lenders signatory thereto.

      "Existing Credit Facility" shall mean the credit facility pursuant to the Existing Credit Agreement.

      "Existing Lenders" shall mean the lenders under the Existing Credit Agreement.

      "Expiration Date" shall mean August 28, 2003.

      "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "Fee Letter" shall mean the letter dated June 12, 2000 from Chase to Cigar providing for certain fees relating to the Agreement and the transactions contemplated thereby.

      "Fees" shall mean any and all fees payable to Administrative Agent or Lenders pursuant to the Agreement, the Fee Letter or any of the other Loan Documents.

      "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Co-Borrowers delivered in accordance with Section 3.4 of the Agreement and Annex B to the Agreement.

      "Fiscal Month" shall mean any of the monthly accounting periods of Co-Borrowers.

      "Fiscal Quarter" shall mean any of the quarterly accounting periods of Co-Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

      "Fiscal Year" shall mean any of the annual accounting periods of Co-Borrowers ending on December 31 of each year.

      "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period without duplication if previously paid or accrued in a prior fiscal period plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) the aggregate amount of all Taxes paid or accrued during such period.

      "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) EBITDA less Capital Expenditures paid to
(ii) Fixed Charges. In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

      "Fixtures" shall mean any "Fixtures" as such term is defined in the Code, now owned or hereafter acquired by an Co-Borrower.

      "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including the Loans and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons. Solely for purposes of calculating the Leverage Ratio, the outstanding amount of the Revolving Credit Loan for the purposes of determining the amount of Funded Debt shall be the lesser of (a) the actual outstanding amount of the Revolving Credit Loan as of the measurement date or (b) the outstanding amount of the Revolving Loan at the end of each Fiscal Month for the 12 most recently ended Fiscal Months divided by 12.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex C to the Agreement.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

      "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

      "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.10.

      "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

      "Intercompany Notes" shall have the meaning assigned to it in Section
6.3.

      "Interest Expense" shall mean, with respect to any Person for any fiscal period and net of interest income, interest expense payable in cash (excluding any original issue discount, interest paid in kind and amortized debt discount) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

      "Interest Hedge Obligations" shall mean, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations and interest rates; provided that such Interest Hedge Obligations are not speculative in nature.

      "Interest Payment Date" means (a) as to any Prime Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any Eurodollar Loan, the last day of the applicable Eurodollar Interest Period and (c) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise and, after such maturity, on demand.

      "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Co-Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Co-Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Co-Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

      "IRC" shall mean the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "JRC" means JRC Acquisition Corp., a Delaware corporation.

      "Lenders" shall mean Chase, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

      "Leverage Ratio" shall mean, with respect to Co-Borrowers, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) the sum of EBITDA less Capital Expenditures for the twelve months ending on that date of determination.

      "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Co-Borrower.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

      "Litigation" shall have the meaning assigned to it in Section 3.13. "L&LR" means L&LR, Inc., a Delaware corporation.

      "L&LR Pledge Agreement" shall have the meaning assigned to it in
Section 2.1(d).

      "Loan" shall mean each of the Revolving Credit Loans and the Term Loan.

      "Loans" shall mean the Revolving Credit Loans and the Term Loan, collectively.

      "Loan Documents" shall mean the Agreement, the Notes, the Pledge Agreements and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Administrative Agent, Documentation Agent, Collateral Agent and/or Lenders in connection therewith and including all other pledges, stock powers, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Co-Borrower, or any employee of any Co-Borrower, and delivered to Administrative Agent, Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby, but shall not include the Swap Agreement.

Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Co-Borrowers considered individually or as a whole, (b) Co-Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Co-Borrowers' ability to consummate the transactions contemplated by the Agreement; or (d) either the Administrative Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

      "Maximum Amount" shall mean, at any particular time, an amount equal to the aggregate Revolving Credit Loan Commitments of all Lenders.

      "MC Management Agreement" shall mean that certain Management Agreement
by and between                 and Cigar, dated                   .

      "Merger" shall mean the merger of JRC with and into Cigar pursuant to and in accordance with the terms and conditions of the Merger Agreement.

      "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 28, 2000, by and among L&LR, JRC and Cigar.

      "Minimum Borrowing Amount" shall mean (i) with respect to Revolving Credit Loans that are Eurodollar Loans, $1,000,000 and (ii) with respect to Revolving Credit Loans that are Prime Rate Loans, $1,000,000.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Co-Borrower or ERISA Affiliate is making, is obligated to make, has made or been obligated to make within the five year period immediately preceding the Closing Date, contributions on behalf of participants who are or were employed by any of them.

      "Net Income" shall mean, for any Person in any period the excess, if any of (i) the gross revenues and other proper income credits for such period determined in accordance with GAAP, PROVIDED, HOWEVER, that in any event there shall not be included in such gross revenues and income credits any of the following items:

      (a) any proceeds of any life insurance policy;

      (b) any gain or loss arising from any write-up or write-off of capital assets or from the acquisition or retirement or sale of securities of such Person; or

      (c) any restoration of any contingency reserve to income unless such contingency reserve was taken during such period, over (ii) an amount equal to the aggregate of all expenses and other proper income charges for such period, determined in accordance with GAAP, but in any event including the following items:

      (a) amortization of debt discount and expenses and amortization of all other deferred charges properly subject to amortization;

      (b) provision for all taxes in respect of property and in respect of income, excess profits and otherwise;

      (c) provision for all contingency reserves, whether general or special;
and

      (d) provision for depreciation, depletion, obsolescence, and amortization (including amortization of leasehold improvements) in amounts not less than those actually charged against income on its books, and, if not yet actually charged on such books, then in an amount not less than at the rates and not less than the amounts which would be charged in accordance with GAAP.

      "1998 Trust" shall mean the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998.

      "Notes" shall mean the Revolving Notes and the Term Note, collectively.

      "Notice Office" shall mean the office of The Chase Manhattan Bank located at 695 Route 46 West, Fairfield, New Jersey 07004 or such other office or offices as the Administrative Agent may designate to Co-Borrowers and Lenders.

      "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.6.

      "Notice of Revolving Credit Loan" shall have the meaning assigned to it in
Section 1.1.

      "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Co-Borrower to either Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Co-Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Co-Borrower under the Agreement or any of the other Loan Documents, and solely for purposes of the Collateral Documents (other than the Guaranty), owing to any Lender (or any Affiliate of any Lender).

      "Patents" shall mean all of the following in which any Co-Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

      "Payment Office" shall mean the office of The Chase Manhattan Bank located at 695 Route 46 West, Fairfield, New Jersey 07004 or such other office or offices as the Administrative Agent may designate to Co-Borrowers and Lenders.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or are being contested in good faith in compliance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Co-Borrower is a party as lessee made in the ordinary course of business; (d) workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory;
(f) any attachment or judgment lien not constituting an Event of Default under
Section 7.1(h); (g) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (h) hereafter created Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders; (i) customary landlord Liens pursuant to leases entered into in the ordinary course of business which apply to property or assets of the lessee located at the premises and those landlord Liens imposed by law, and (j) any and all Liens (including without limitation, mortgages, deeds of trust and/or ground leases) affecting any Real Estate with respect to which any Co-Borrower is a tenant or subtenant, to the extent such Lien(s) were not created or granted by such Co-Borrower.

      "Permitted Indebtedness" shall have the meaning assigned to it in
Section 6.3.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, which any Co-Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Co-Borrower.

      "Pledge Agreement" shall mean each of the L&LR Pledge Agreement and the Cigar Pledge Agreement.

      "Pledge Agreements" shall mean the L&LR Pledge Agreement and the Cigar Pledge Agreement.

      "Pledged Stock" shall have the meaning provided in the Pledge
Agreements.

      "Prime Rate" shall mean the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, changing when and as the prime rate changes, each change to be effective on the date such change is publicly announced by the Administrative Agent.

      "Prime Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Prime Rate.

      "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Co-Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Co-Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Co-Borrower against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Co-Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

      "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Co-Borrowers as of June 30, 2000 after giving pro forma effect to the Loans as of the Closing Date and the Related Transactions.

      "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to Revolving Credit Loans the percentage obtained by dividing (i) the Revolving Credit Loan Commitment of that Lender by (ii) the aggregate Revolving Credit Loan Commitments, as any such percentages may be adjusted by assignments pursuant to Section 8, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 8.1,
(c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

      "Public Stock" shall mean the issued and outstanding shares of common stock of Cigar which are not owned of record or beneficially by Lewis I. Rothman and/or LaVonda M. Rothman, the 1998 Trust or the Trusts.

      "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

      "Real Estate" shall have the meaning assigned to it in Section 3.6.

      "Related Transactions" means the (i) Tender Offer Acquisition, (ii) the Merger and (iii) the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

      "Related Transactions Documents" shall mean the Tender Offer Documents and the Merger Documents.

      "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water or ground water.

      "Requisite Lenders" shall mean Lenders having (a) prior to the Closing Date, sixty-six and two-thirds percent (66 2/3%) or more of the Commitments of all Lenders, or (b) after the Closing Date, sixty-six and two-thirds percent (66 2/3%) or more of the sum of (i) outstanding Revolving Credit Loan Commitments plus (ii) the aggregate outstanding amount of the Term Loans, or (c) if the Commitments have been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding amount of the Loans.

      "Requisite Revolving Credit Lenders" shall mean Lenders having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Credit Loan Commitments of all Lenders, or (b) if the Commitments have been terminated, sixty-six and two-thirds percent (66 2/3%) or more of the aggregate outstanding amount of the Revolving Credit Loans.

      "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates other than pursuant to the MC Management Agreement.

      "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(1) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant or under any comparable state law.

      "Revolving Credit Lender" shall mean, as of any date of determination, each Lender having a Revolving Credit Loan Commitment.

      "Revolving Credit Lenders" shall mean, as of any date of determination, Lenders having a Revolving Credit Loan Commitment.

      "Revolving Credit Loan" shall have the meaning assigned to it in Section 1.1(a) hereof.

      "Revolving Credit Loans" shall have the meaning assigned to it in Section 1.1(a) hereof.

      "Revolving Credit Loan Commitment" shall mean (a) as to any Revolving Credit Lender, the aggregate commitment of such Revolving Credit Lender to make Revolving Credit Loans as set forth on Annex E to the Agreement or in the most recent Assignment Agreement executed by such Revolving Credit Lender and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans which aggregate commitment shall be Twenty Million Dollars ($20,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

      "Revolving Credit Note" shall have the meaning assigned to it in
Section 1.1(a)(ii).

      "Revolving Credit Notes" shall have the meaning assigned to it in
Section 1.1(a)(ii).

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature taking into account the timing and the amounts of cash to be received by such Person or its Subsidiaries from any source and the timing of and amounts of cash to be payable in respect of or in connection with the debts and liabilities of such Person and its Subsidiaries; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital taking into account the particular capital requirements of such Person and its projected capital requirement and availability. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

      "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

      "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

      "Tangible Net Worth" shall mean , for any Person, the excess of total assets over total liabilities as reflected in Co-Borrowers' Financial Statements for the relevant period, EXCLUDING, HOWEVER, from the determination of total assets (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization cost, and research and development costs), and (ii) if any, cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock.

      "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income or net profits of a Lender of the Administrative Agent or a Lender by the jurisdictions under the laws of which Agents and Lenders are organized or any political subdivision thereof or in which its principal office is located or in which its principal lending office is located.

      "Tender Offer" shall mean the offer of JRC to tender for the outstanding shares of common stock of Cigar made pursuant to the Offer to Purchase dated August 29, 2000, as amended.

      "Tender Offer Acquisition" shall mean the acquisition by JRC of Public Stock pursuant to and in accordance with the terms and conditions of the Tender Offer.

      "Tender Offer Documents" shall mean all documentation related to the Tender Offer, including all public filings made with the Securities and Exchange Commission.

      "Term Loan" shall have the meaning assigned to it in Section 1.1(b).

      "Term Loan Lender" shall mean each Lender having a Term Loan Commitment.

      "Term Loan Lenders" shall mean those Lenders having a Term Loan
Commitment.

      "Term Loan Commitment" shall mean (a) as to any Term Loan Lender, the commitment of such Term Loan Lender to make its Pro Rata Share of the Term Loan as set forth on Annex E to the Agreement or in the most recent Assignment Agreement executed by such Term Loan Lender, and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan

Lenders to make the Term Loan on the Closing Date, which aggregate commitment shall be Thirty-Five Million Dollars ($35,000,000) on the Closing Date.

      "Term Note" shall have the meaning assigned to it in Section 1.1(b).

      "Term Notes" shall have the meaning assigned to it in Section 1.1(b).

      "Termination Date" shall mean the date on which the Loans have been repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Co-Borrowers shall not have any further right to borrow any monies under the Agreement.

      "Third Party Interactives" shall mean all Persons with whom any Co-Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

      "Title IV Plan" shall mean an employee pension benefit plan, as defined in
Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Co-Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "Trademarks" shall mean all of the following now owned or hereafter acquired by any Co-Borrower: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

      "Trust" shall mean each of the Trusts.

      "Trusts" shall mean collectively (i) that certain trust f/b/o Shane Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (ii) that certain trust f/b/o Marni Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (iii) that certain trust f/b/o Samantha Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, and (iv) that certain trust f/b/o Luke Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor.

      "Unfunded Pension Liability" shall mean the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be imposed upon any Co-Borrower or any ERISA Affiliate as a result of such transaction.

      "Unutilized Commitment" shall mean (i) with respect to any Revolving Credit Lender at any time (A) such Lender's Revolving Credit Loan Commitment at such time, if any, less (B) the aggregate outstanding Revolving Credit Loans including Letter of Credit Loans (as defined in Section 1.1(e)) made by such Lender, and (ii) with respect to all Revolving Credit Lenders at any time (x) all Lenders' Revolving Credit Loan Commitments at such time, if any, less (y) the aggregate outstanding Revolving Credit Loans including Letter of Credit Loans (as defined in Section 1.1(e)) made by all such Lenders.

      "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any em software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

      "Year 2000 Problems" shall mean, with respect to each Co-Borrower, limitations on the capacity or readiness of any such Co-Borrower's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Co-Borrowers and exchanges of information among the Co-Borrowers and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

      All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Co-Borrower, such words are intended to signify that such Co-Borrower has actual knowledge or awareness of a particular fact or circumstance or that such Co-Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                            ANNEX B (SECTION 4.1(a))

                                       TO

                                CREDIT AGREEMENT

      FINANCIAL STATEMENTS -- REPORTING

      Co-Borrowers shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, the following:

      (a) QUARTERLY FINANCIALS. To Administrative Agent and Lenders, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and, if available, consolidating financial information regarding Co-Borrowers certified by the Chief Financial Officer of Co-Borrowers, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the financial covenants set forth on Annex C which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Co-Borrowers that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Co-Borrowers, on both a consolidated and, if available, consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, and (ii) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Co-Borrowers shall deliver to Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

      (b) ANNUAL AUDITED FINANCIALS. To Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Co-Borrowers on a consolidated and, if available, (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by Ernst & Young, LLP or other independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex C, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of) which report may be limited to the extent required by accounting rules or guidelines, it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Administrative Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Administrative Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Administrative Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Co-Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Co-Borrowers on a consolidated and, if available, consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

      (c) MANAGEMENT LETTERS. To Administrative Agent and Lenders, within five
(5) Business Days after receipt thereof by any Co-Borrower, copies of all management letters, exception reports or similar letters or reports received by such Co-Borrower from its independent certified public accountants;

      (d) DEFAULT NOTICES. To Administrative Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Co-Borrowers has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

      (e) SUPPLEMENTAL SCHEDULES. To Administrative Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

      (f) LITIGATION. To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Co-Borrower that (i) seeks damages in excess of $100,000 whether or not covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Co-Borrower or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Co-Borrower, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities;

      (g) INSURANCE NOTICES. To Administrative Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

      (h) LEASE AMENDMENTS. To Administrative Agent, copies of all material amendments to real estate leases involving annual payments of more than $100,000; and

      (i) OTHER DOCUMENTS. To Administrative Agent and Lenders, such other financial and other information respecting any Co-Borrower's business or financial condition, including without limitation, Co-Borrower's annual Budget, as Agent or any Lender shall, from time to time, request.

                             ANNEX C (SECTION 6.10)

                                       TO

                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

      Co-Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

      (a) MINIMUM FIXED CHARGE COVERAGE RATIO. Co-Borrowers shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.15:1.00.

      (b) MINIMUM TANGIBLE NET WORTH. Co-Borrowers on a consolidated basis shall have, at the end of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 2000, Tangible Net Worth of no less than the sum of (i) the amount of Tangible Net Worth as at the end of the immediately preceding Fiscal Quarter plus (ii) 50% of the amount of the current Fiscal Quarter's Net Income.

      (c) MAXIMUM LEVERAGE RATIO. Co-Borrowers on a consolidated basis shall have, at the end of each Fiscal Quarter, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the 2.75: 1.00.

      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Co-Borrowers, Administrative Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Co-Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Co-Borrowers' certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Administrative Agent, Co-Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                             ANNEX D (SECTION 11.10)



                                       TO

                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)  If to Administrative Agent, at

     The Chase Manhattan Bank
     695 Route 46 West
     Fairfield, New Jersey  07004
     Attention:  Ivan Harlow
     Telecopier No.:  (973) 439-5011
     Telephone No.:  (973) 439-5071

     with copies to:

     McCarter & English, LLP
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey  07102

     Attention:  Peter S. Twombly, Esq.
     Telecopier No.: (973) 624-7070
     Telephone No.: (973) 622-4444

(B)  If to Documentation Agent, at

     Fleet Bank, N.A.
     208 Harristown Road
     Glen Rock, New Jersey  07452

     Attention: Barrett Bencivenga
     Telecopier No.: (201) 251-5050
     Telephone No.: (201) 251-5725

(C)  If to Lenders, at

     The Chase Manhattan Bank
     695 Route 46 West
     Fairfield, New Jersey  07004

     Attention: Ivan Harlow
     Telecopier No.: (973) 439-5011
     Telephone No.: (973) 439-5071

     Fleet Bank, N.A.
     208 Harristown Road
     Glen Rock, New Jersey  07452

     Attention: Barrett Bencivenga
     Telecopier No.: (201) 251-5050
     Telephone No.: (201) 251-5725

     European American Bank
     335 Madison Avenue
     New York, New York  10017

     Attention: Anthony Pantina
     Telecopier No.: (212) 503-2667
     Telephone No.: (212) 503-2428

     with Copies to:

     McCarter & English, LLP
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey  07102

     Attention: Peter S. Twombly, Esq.
     Telecopier No.: (973) 624-7070
     Telephone No.: (973) 622-4444

(D)  If to Co-Borrowers, at

     800-JR CIGAR, Inc.
     301 Route 10 East
     Whippany, New Jersey  07981

     Attention:  Michael E. Colleton, Esq.
     Telecopier No.:  (973) 884-9556
     Telephone No.:  (973) 884-9555

     With copies to:

     Morgan, Lewis & Bockius LLP
     101 Park Avenue
     New York, New York  10178-0060

     Attention:  Samuel B. Fortenbaugh III, Esq.
     Telecopier No.:  (212) 309-6273
     Telephone No.:  (212) 309-6070

               ANNEX E (FROM ANNEX A - COMMITMENTS DEFINITION)

                                       TO

                                CREDIT AGREEMENT



Lender(s):

THE CHASE MANHATTAN BANK

Revolving Credit Loan Commitment:   Lesser of (i) $20,000,000 and(ii)
                                    $20,000,000 MINUS the aggregate amount of Revolving Credit Loans made by the other
                                    Lenders

Term Loan Commitment:               Lesser of (i) $35,000,000 and (ii)
                                    $35,000,000 MINUS the aggregate amount of Term Loans made by the other Lenders



FLEET BANK, N.A.

Revolving Credit Loan Commitment:   .3636364 of the aggregate Revolving
                                    Credit Loan Commitments of all Lenders

Term Loan Commitment:               .3636364 of the aggregate Term Loan
                                    Commitments of all Lenders



EUROPEAN AMERICAN BANK

Revolving Credit Loan Commitment:   .1818182 of the aggregate Revolving
                                    Credit Loan Commitments of all Lenders

Term Loan Commitment:               .1818182 of the aggregate Term Loan
                                    Commitments of all Lenders

                                                               EXHIBIT 1.1(a)(i)


                         NOTICE OF REVOLVING CREDIT LOAN


            Pursuant to Section 1.1(a)(i) of the Credit Agreement (the "Credit Agreement") dated as of August __, 2000 by and among 800-JR CIGAR, Inc., a Delaware corporation ("Cigar"); L&LR, Inc., a Delaware corporation ("L&LR"); J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Target (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (Cigar, L&LR, JR-America, JR-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM, collectively the "Co-Borrowers"), The Chase Manhattan Bank, as Agent for the Lenders party to the Credit Agreement, the several Lenders and Fleet Bank, N.A., as Documentation Agent. Terms defined in the Credit Agreement are being used herein as therein defined unless otherwise defined herein. The undersigned, the [Authorized Officer] of Cigar, hereby requests on behalf of the Co-Borrowers a Revolving Credit Loan in the amount of $__________ to be made available to the Co-Borrowers on ___________.

            The Co-Borrowers hereby elect that such requested Revolving Credit Loan shall be a _______________ [Eurodollar] [Prime Rate] Loan [and the Eurodollar Interest Period applicable to such Loan shall be __________.]

            The undersigned hereby certifies that:

                  (i) the Co-Borrowers are in compliance with all of the terms, covenants and conditions of the Loan Documents;

                  (ii) the representations and warranties set forth in the Loan Documents, including without limitation, the Collateral Documents, are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on the date hereof;

                  (iii) no Event of Default has occurred and is continuing;

                  (iv) there has been no material adverse change in the financial position, operations, business or Property of the Co-Borrowers since the execution of the Credit Agreement and the other Loan Documents; and

                  (v) the amount of Revolving Credit Loans which will be outstanding after making the Revolving Credit Loan(s) pursuant to this Notice of Revolving Credit Loan will not exceed the Maximum Amount.

                                          800-JR CIGAR, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

DATE:

                                                            EXHIBIT 1.1(a)(ii)

                              REVOLVING CREDIT NOTE


$_______________                                                  , New Jersey
                                                            August __, 2000

            800-JR CIGAR, Inc., a Delaware corporation ("Cigar"); L&LR, Inc., a Delaware corporation ("L&LR"); J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Cigar (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (Cigar, L&LR, JR-America, JR-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM together with their successors and assigns, each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), for value received, hereby promise, jointly and severally, to pay to the order of ("Lender") at the office of The Chase Manhattan Bank, 695 Route 46 West, Fairfield, New Jersey 07004, on _____________, 2003, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________ DOLLARS ($__________), or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Revolving Credit Note (the "Revolving Credit Note"), payable on the dates and at the rate or rates provided for in the Credit Agreement dated as of August __, 2000, by and among the Co-Borrowers, the Lender, the other lenders party thereto, The Chase Manhattan Bank, as Agent, and Fleet Bank, N.A., as Documentation Agent, as the same may be amended from time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein not otherwise defined herein which are defined in the Agreement shall have the meanings therein defined.

            The holder of this Revolving Credit Note is authorized, but shall not be required, to record, the date and principal amount of each Revolving Credit Loan made by the Lender and each payment or prepayment of principal made by the Co-Borrowers with respect thereto on the schedule annexed hereto and constituting a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute presumptive evidence of the accuracy of the information endorsed, provided that the failure of the Lender to make such recordation or endorsement shall not affect the obligations of the Co-Borrowers hereunder or under the Agreement. The aggregate unpaid principal amount of all Revolving Credit Loans set forth in such schedule or as evidenced by the books and records of the Lender shall be presumptive evidence of the principal amount owing and unpaid on this Revolving Credit Note. The Lender may attach one or more continuations to such schedule as and when required.

            This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. The principal of this Revolving Credit Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Revolving Credit Note becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day, and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

            Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Revolving Credit Note are hereby waived.

            Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided in the Agreement. This Revolving Credit Note is entitled to the benefits of the Collateral Documents which are referred to in the Agreement. Reference is made to each of the foregoing instruments for a description of the Collateral provided thereby and the rights of the Lender thereunder and in respect of Collateral.

            This Revolving Credit Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws.

            This Revolving Credit Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Article X of the Agreement.


                                    800-JR CIGAR, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    L&LR, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco of America, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    Santa Clara, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.N.R. Grocery Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco NC, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    J&R Tobacco (New Jersey) Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco Company of Michigan, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R.-46th Street, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco Outlet, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Statesville, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    J R Cigar (DC), Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco of Burlington, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    Casa Blanca, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    jrcigars.com, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

               REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL
               ------------------------------------------------

                                   AMOUNT OF
                                   PRINCIPAL     UNPAID
                                   PAID OR       PRINCIPAL
      DATE       AMOUNT OF LOAN    PREPAID       AMOUNT        NOTATION MADE BY
      ----       --------------    -------       ------        ----------------

                                                              EXHIBIT 1.1(b)(ii)
                                    TERM NOTE
$_______________                                                  , New Jersey
                                                            August __, 2000


      800-JR CIGAR, Inc., a Delaware corporation ("Cigar"); L&LR, Inc., a Delaware corporation ("L&LR"); J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Cigar (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); and jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (Cigar, L&LR, JR-America, JR-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM together with their successors and assigns, each individually, a "Co-Borrower" and collectively, the "Co-Borrowers"), for value received, hereby promise, jointly and severally, to pay the order of _____ (the "Lender"), at the office of The Chase Manhattan Bank, 695 Route 46 West, Fairfield, New Jersey 07004, in lawful money of the United States of America and in immediately available funds, the principal sum of _________ DOLLARS ($_________), in twenty consecutive equal quarterly installments, each in the amount of [Lender's share of $1,750,000,] payable on the first Business Day of January, April, July and October of each year, commencing January 1, 2001 with the final installment and outstanding unpaid principal balance hereof due and payable on October 1, 2005, together with interest from the date hereof on the unpaid principal balance of this Term Note, at the rate or rates provided for in the Credit Agreement, dated August __, 2000, by and among the Co-Borrowers, the Lender, the other lenders party thereto, The Chase Manhattan Bank, as Agent and Fleet Bank, N.A., as Documentation Agent, as the same may be amended form time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

      This Term Note is one of the Term Notes referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. The principal of this Term Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Term Note becomes due and payable on a day which is not a

Business Day, the due date thereof shall be extended to the next Business Day, and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

      Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Term Note are hereby waived.

      Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. This Term Note is entitled to the benefits of the Collateral Documents which are referred to in the Agreement. Reference is made to each of the foregoing instruments for a description of the Collateral provided thereby and the rights of the Lender thereunder and in respect of such Collateral.

      This Term Note shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

      This Term Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Article X of the Agreement.

                                    800-JR CIGAR, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                   L&LR, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco of America, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Santa Clara, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.N.R. Grocery Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco NC, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J&R Tobacco (New Jersey) Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Tobacco Company of Michigan, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R.-46th Street, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    J.R. Tobacco Outlet, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J.R. Statesville, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    J R Cigar (DC), Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    J.R. Tobacco of Burlington, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    Casa Blanca, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    jrcigars.com, Inc.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                  EXHIBIT 1.1(e)

                          REQUEST FOR LETTER OF CREDIT


      Pursuant to Section 1.1(e) of the Credit Agreement by and among L&LR, Inc., 800-JR CIGAR, INC. ("Cigar") and their Subsidiaries (L&LR, Inc., Cigar and such Subsidiaries, each individually, a "Co-Borrower" and, collectively, the "Co-Borrowers"), The Chase Manhattan Bank, as Administrative Agent, Fleet Bank, N.A., as Documentation Agent, and the Lenders party thereto, dated August ___, 2000 (the "Agreement"), Cigar, on behalf of the Co-Borrowers, hereby requests that a Letter of Credit in the amount of $________ be issued for the benefit of ____________ on _______________. Capitalized terms used herein which are defined in the Agreement shall have the meanings herein defined.

      The Co-Borrowers hereby elect that drawings under such Letter of Credit shall be deemed a [Eurodollar Loan] [Prime Rate Loan] [and the Interest Period applicable to such Revolving Credit Loan shall be ____________.]

      The Co-Borrowers, jointly and severally, certify that:

      (i) the Co-Borrowers are in compliance with all of the terms, covenants and conditions of the Agreement, the Notes, the Collateral Documents and the other Loan Documents;

      (ii) the conditions contained in Section 2 of the Agreement in respect of the making of Loans are satisfied in full with the same effect as though issuance of the Letter of Credit constituted the making of a Loan; and

      (iii) no event has occurred and is continuing which constitutes an Event of Default or with the giving of notice or lapse of time would constitute an Event of Default under the Agreement.

                                          800-JR CIGAR, INC.

                                          By:_____________________________
Dated:

                                                                     EXHIBIT 1.6


                        NOTICE OF CONVERSION/CONTINUATION


TO: The Chase Manhattan Bank, as Agent for the Lenders party to the Credit Agreement dated as of August __, 2000 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement") among 800-JR CIGAR, Inc., a Delaware corporation ("Cigar"); L&LR, Inc., a Delaware corporation ("L&LR"); J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Cigar (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (Cigar, L&LR, JR-America, JR-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM, collectively, the "Co-Borrowers"), the Agent, the several Lenders and Fleet Bank, N.A., as Documentation Agent.

Ladies and Gentlemen:

      The undersigned 800-JR CIGAR, Inc., on behalf of the Co-Borrowers, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives notice, pursuant to Section 1.6 of the Credit Agreement, of the Co-Borrowers' desire to convert or continue the Loans specified below:

      (1) $___________ of the presently outstanding principal amount of the Term Loan presently being maintained as [a Prime Rate Loan] [a Eurodollar Loan] be [converted into] [continued as] [a Eurodollar Loan having a Eurodollar Interest Period of [one] [two] [three] months] [a Prime Rate Loan].

      (2) $___________ of the presently outstanding principal amount of the Eurodollar Loan presently being maintained as a Eurodollar Loan with an Interest Period ending on __________ be [converted into] [continued as] [a Eurodollar Loan having a Eurodollar Interest Period of [one] [two] [three] months] [a Prime Rate Loan].

The undersigned represents and warrants that conversions and continuations requested hereby comply with the requirements of Section 1.6 of the Credit Agreement.

                                          800-JR CIGAR, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                Exhibit 2.1(d)-1

                 SECOND AMENDED AND RESTATED PLEDGE AGREEMENT
                 --------------------------------------------
            (by L&LR, Inc. of Capital Stock of 800-JR CIGAR, Inc.
                 in connection with Permanent Loan Agreement)

      THIS PLEDGE AGREEMENT (the "Agreement") dated August __, 2000 by L&LR, Inc. (the "Pledgor"), in favor of The Chase Manhattan Bank as agent (the "Agent") for the benefit of the lenders which are from time to time parties to that certain Credit Agreement (the "Credit Agreement") of even date among the Pledgor, 800-JR CIGAR, Inc., the other Co-Borrowers, such lenders, the Agent and Fleet Bank, N.A., as Documentation Agent.

                                    RECITALS

      A. The Pledgor is the owner of all the shares of the capital stock of 800-JR CIGAR, Inc., a Delaware corporation (the "Issuer");

      B. To secure the obligations of Pledgor under that certain Credit Agreement (the "Existing Credit Agreement") dated August __, 2000 among the Pledgor, JRC Acquisition Corp., the Agent and the lenders which are a party thereto, Pledgor has previously amended and restated its grant of a security interest in all the shares of the capital stock of the Issuer to the Agent for the ratable benefit of the lenders which are a party to the Existing Credit Agreement;

      C. A portion of the loan proceeds to be disbursed under the Credit Agreement will be used to satisfy the obligations of the Pledgor under the Existing Credit Agreement;

      D. Under the terms of the Credit Agreement, the Pledgor is required to further amend and restate its prior grant to the Agent of a perfected security interest in all of the shares of capital stock of the Issuer now owned or hereafter acquired by the Pledgor;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

      SECTION 1. DEFINITIONS.

      Capitalized terms whose meaning is not otherwise defined herein shall have the meaning assigned in the Credit Agreement. The following terms, as used herein, have the following respective meanings:

      "AGENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "AGREEMENT" means this Pledge Agreement and any modifications or amendments thereof.

      "COLLATERAL" has the meaning assigned to such term in SECTION 3.

      "CREDIT AGREEMENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "ISSUER" has the meaning assigned to such term in the Recitals.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "PLEDGED STOCK" means all of the capital stock of the Issuer.

      "PLEDGOR" has the meaning assigned to such term in the Preamble.

      "SECURED OBLIGATIONS" means all present and future obligations of the Pledgor to the Lenders and the Agent, which may arise out of, under or in connection with the Credit Agreement, this Agreement or the Loan Documents including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      "SECURITY INTERESTS" means the security interests in the Collateral granted in favor of the Agent hereunder securing the Secured Obligations.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants as follows:

      A. TITLE TO COLLATERAL; NO RESTRICTIONS ON TRANSFER. The Pledgor owns directly all of the Pledged Stock, free and clear of any Lien other than the Security Interests. There is no restriction on the pledge or transfer of any of the Pledged Stock, other than restrictions referenced on the face of any certificates evidencing the Pledged Stock delivered to the Agent.

      B. PLEDGED STOCK. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person nor is it subject to any legal or equitable claim or interest whatsoever. The Pledgor is not nor will it become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

      C. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. Upon the delivery to the Agent of all certificates evidencing the Pledged Stock, the Agent will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgor has not performed nor will it perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

      D. NO OTHER LIENS. The Pledgor will not grant nor suffer to exist any Liens on the Collateral, other than those permitted under this Agreement.

      SECTION 3. THE SECURITY INTERESTS.

      In order to secure the full and punctual payment of the Secured Obligations of the Pledgor in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

      A. GRANT OF SECURITY INTERESTS. The Pledgor grants to the Agent for the ratable benefit of the Lenders a security interest in the Pledged Stock, and all of its rights and privileges with respect thereto, including all proceeds, income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto (the "Collateral").

      B. ADDITIONAL PLEDGED STOCK. In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares shall constitute Pledged Stock and are subject to all provisions of this Agreement.

      SECTION 4. DELIVERY.

      All certificates representing Pledged Stock will be delivered to the Agent by the Pledgor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

      SECTION 5. FILING; FURTHER ASSURANCES.

      The Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate the Security Interests in the Collateral or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

      SECTION 6. RECORD OWNERSHIP OF PLEDGED STOCK; NOTICES.

      The Agent may at any time or from time to time, in its sole discretion, provided an Event of Default shall have occurred and be continuing, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL.

      Except as otherwise provided in the Credit Agreement, all dividends and distributions (including without limitation all distributions which constitute a return of capital, that is, a partial or complete liquidation) made upon or with respect to the Collateral shall be delivered to the Agent as Collateral in the same form as received (with any necessary endorsement).

      SECTION 8. RIGHT TO VOTE PLEDGED STOCK.

      Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any or all of the Pledged Stock.

      If an Event of Default shall have occurred and be continuing, the Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action, with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. GENERAL AUTHORITY.

      The Pledgor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent or otherwise, for the sole use and benefit of the Agent, but at the expense of the Pledgor, to the extent permitted by law to exercise, if and Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of the Collateral:

      A. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      B. to settle, compromise, prosecute or defend any action or proceeding with respect thereto,

      C. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

      D. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      PROVIDED that the Agent shall give the Pledgor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. REMEDIES UPON EVENT OF DEFAULT.

      A. SALE. If any Event of Default shall have occurred and be continuing, the Agent may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in SECTION 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory and apply the proceeds thereof as specified in SECTION 12. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      B. PRIVATE SALE. The Pledgor further acknowledges that the Agent may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Agent in connection with any such private sale, if the Agent deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law.

      C. NOTICE. The notice (if any) of such sale required by SECTION 9 shall
(i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

      D. OTHER REMEDIES. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 11. EXPENSES.

      The Pledgor agrees that it will forthwith upon demand pay to the Agent:

      A. the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests with respect to the Collateral or to free any of the Collateral from any Lien thereon, and

      B. the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement with respect to the Collateral, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder with respect to the Collateral or
(iv) any Default or Event of Default.

      Any such amount not paid on demand shall bear interest for each day until paid at an interest rate of 15% per annum.

      SECTION 12. APPLICATION OF PROCEEDS.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in respect thereof shall be applied by the Agent in the following order of priorities:

      FIRST, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other expenses for which the Agent is to be reimbursed pursuant to SECTION 11 hereof;

      SECOND, to the payment of accrued but unpaid interest on the Secured Obligations;

      THIRD, to the payment of unpaid principal of the Secured Obligations;

      FOURTH, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

      FINALLY, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 13. GENERAL TERMS.

      A. NOTICES. All notices, communications and distributions to any party hereunder shall be in writing and shall be given to such party in the manner specified in the Credit Agreement.

      B. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

      C. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

      D. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally.

      E. LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof) except to the extent that the laws of another state govern the creation or perfection of the security interest hereunder.

      F. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 14. AGENT.

      The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Pledgor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

SECTION 15. SUBMISSION TO JURISDICTION; WAIVERS.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF NEW JERSEY AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT OF NEW JERSEY AND APPELLATE COURTS FROM ANY THEREOF; and

      B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

      SECTION 16. WAIVERS OF JURY TRIAL.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                    L&LR, Inc.


                                    By:
                                       -----------------------------------------
                                       Lewis I. Rothman
                                       President

                                                                Exhibit 2.1(d)-2

                                PLEDGE AGREEMENT
               (by 800 JR CIGAR, Inc. of the stock of Subsidiaries
                 in connection with Permanent Loan Agreement)

      THIS PLEDGE AGREEMENT (the "Agreement") dated August __, 2000 by 800-JR CIGAR, Inc. (the "Pledgor"), in favor of The Chase Manhattan Bank as agent (the "Agent") for the benefit of the lenders which are from time to time parties to that certain Credit Agreement (the "Credit Agreement") of even date among the Pledgor, L&LR, Inc., the other Co Borrowers, such lenders, the Agent and Fleet Bank N.A., as Documentation Agent.

                                    RECITALS

      A. The Pledgor is the owner of all the shares of the capital stock of each of the entities listed on Exhibit A ("Issuers"); and

      B. Under the terms of the Credit Agreement, the Pledgor is required to grant to the Agent a perfected security interest in all of the shares of capital stock of Issuers now owned or hereafter acquired by the Pledgor.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

SECTION 1.  DEFINITIONS.

      Capitalized terms whose meaning is not otherwise defined herein shall have the meaning assigned in the Credit Agreement. The following terms, as used herein, have the following respective meanings:

      "AGENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "AGREEMENT" means this Pledge Agreement and any modifications or amendments thereof.

      "COLLATERAL" has the meaning assigned to such term in SECTION 3.

      "CREDIT AGREEMENT" has the meaning assigned to such term in the Preamble to this Agreement.

      "ISSUERS" has the meaning assigned to such term in the Recitals.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "PLEDGED STOCK" means all of the capital stock of each of the Issuers.

      "PLEDGOR" has the meaning assigned to such term in the Preamble.

      "SECURED OBLIGATIONS" means all present and future obligations of the Pledgor to the Lenders and the Agent, which may arise out of, under or in connection with the Credit Agreement, this Agreement or the Loan Documents including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

      Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Pledgor represents and warrants as follows:

      A. TITLE TO COLLATERAL; NO RESTRICTIONS ON TRANSFER. The Pledgor owns directly all of the Pledged Stock, free and clear of any Lien other than the Security Interests. There is no restriction on the pledge or transfer of any of the Pledged Stock, other than restrictions referenced on the face of any certificates evidencing the Pledged Stock delivered to the Agent.

      B. PLEDGED STOCK. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person nor is it subject to any legal or equitable claim or interest whatsoever. The Pledgor is not nor will it become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

      C. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. Upon the delivery to the Agent of all certificates evidencing the Pledged Stock, the Agent will have a valid and perfected security interest in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgor has not performed nor will it perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

      D. NO OTHER LIENS. The Pledgor will not grant nor suffer to exist any Liens on the Collateral, other than those permitted under this Agreement.

      SECTION 3. THE SECURITY INTERESTS.

      In order to secure the full and punctual payment of the Secured Obligations of the Pledgor in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

      A. GRANT OF SECURITY INTERESTS. The Pledgor grants to the Agent for the ratable benefit of the Lenders a security interest in the Pledged Stock, and all of its rights and privileges with respect thereto, including all proceeds, income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto (the "Collateral").

      B. ADDITIONAL PLEDGED STOCK. In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Pledgor will immediately deliver, or cause to be immediately delivered, to the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares shall constitute Pledged Stock and are subject to all provisions of this Agreement.

      SECTION 4. DELIVERY.

      All certificates representing Pledged Stock shall be delivered to the Agent by the Pledgor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

      SECTION 5. FILING; FURTHER ASSURANCES.

      The Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate the Security Interests in the Collateral or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

      SECTION 6. RECORD OWNERSHIP OF PLEDGED STOCK; NOTICES.

      The Agent may at any time or from time to time, in its sole discretion, provided an Event of Default shall have occurred and be continuing, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

      SECTION 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL.

      Except as otherwise provided in the Credit Agreement, all dividends and distributions (including without limitation all distributions which constitute a return of capital, that is, a partial or complete liquidation) made upon or with respect to the Collateral shall be delivered to the Agent as Collateral in the same form as received (with any necessary endorsement).

      SECTION 8. RIGHT TO VOTE PLEDGED STOCK.

      Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any or all of the Pledged Stock.

      If an Event of Default shall have occurred and be continuing, the Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action, with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

      SECTION 9. GENERAL AUTHORITY.

      The Pledgor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent or otherwise, for the sole use and benefit of the Agent, but at the expense of the Pledgor, to the extent permitted by law to exercise, if an Event of Default shall have occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

      a. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      b. to settle, compromise, prosecute or defend any action or proceeding with respect thereto,

      c. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

      d. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      PROVIDED that the Agent shall give the Pledgor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

      SECTION 10. REMEDIES UPON EVENT OF DEFAULT.

      A. SALE. If any Event of Default shall have occurred and be continuing, the Agent may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in SECTION 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory and apply the proceeds thereof as specified in SECTION 12. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      B. PRIVATE SALE. The Pledgor further acknowledges that the Agent may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Agent in connection with any such private sale, if the Agent deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law.

      C. NOTICE. The notice (if any) of such sale required by SECTION 9 shall
(i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

      D. OTHER REMEDIES. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 11. EXPENSES.

      The Pledgor agrees that it will forthwith upon demand pay to the Agent:

      a. the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests with respect to the Collateral or to free any of the Collateral from any Lien thereon, and

      b. the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement with respect to the Collateral, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent of any of the rights conferred upon it hereunder with respect to the Collateral or
(iv) any Default or Event of Default.

      Any such amount not paid on demand shall bear interest for each day until paid at an interest rate of 15% per annum.

      SECTION 12. APPLICATION OF PROCEEDS.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in respect thereof shall be applied by the Agent in the following order of priorities:

      FIRST, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other expenses for which the Agent is to be reimbursed pursuant to SECTION 11 hereof;

      SECOND, to the payment of accrued but unpaid interest on the Secured Obligations;

      THIRD, to the payment of unpaid principal of the Secured Obligations;

      FOURTH, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

      FINALLY, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 13. GENERAL TERMS.

      A. NOTICES. All notices, communications and distributions to any party hereunder shall be in writing and shall be given to such party in the manner specified in the Credit Agreement.

      B. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

      C. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and its successors and assigns. This Agreement shall be binding on the Pledgor and its successors and assigns.

      D. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally.

      E. LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof) except to the extent that the laws of another state govern the creation or perfection of the security interest hereunder.

      F. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14. AGENT.

      The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Pledgor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

      SECTION 15. SUBMISSION TO JURISDICTION; WAIVERS.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF NEW JERSEY AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT OF NEW JERSEY AND APPELLATE COURTS FROM ANY THEREOF; and

      B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

      SECTION 16. WAIVERS OF JURY TRIAL.

      THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                    800-JR CIGAR, Inc.


                                    By:
                                       -----------------------------------------
                                         Lewis I. Rothman
                                         President

                                                                  EXHIBIT 8.1(A)

                              ASSIGNMENT AGREEMENT


                                                   Dated:_________________, 20__


      Reference is made to the certain Credit Agreement dated as of August __, 2000 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meaning assigned to them in the Credit Agreement), among 800-JR CIGAR, Inc., a Delaware corporation ("Cigar"); L&LR, Inc., a Delaware corporation ("L&LR"); J.R. Tobacco of America, Inc., a North Carolina corporation ("JR-America"); Santa Clara, Inc., a North Carolina corporation ("JR-Santa Clara"); J.N.R. Grocery Corp., a New York corporation ("JR-Grocery"); J.R. Tobacco NC, Inc., a North Carolina corporation ("JR-NC"); J&R Tobacco (New Jersey) Corp., a New Jersey corporation ("JR-New Jersey"); J.R. Tobacco Company of Michigan, Inc., a Michigan corporation ("JR-Michigan"); J.R.-46th Street, Inc., a New York corporation ("JR-46th"); J.R. Tobacco Outlet, Inc., a New Jersey corporation ("JR-Outlet"); J.R. Statesville, Inc., a North Carolina corporation ("JR-Statesville"); J R Cigar (DC), Inc., a corporation organized under the laws of the District of Columbia ("JR-DC"); J.R. Tobacco of Burlington, Inc., a North Carolina corporation ("JR-Burlington"); Casa Blanca, Inc., a New Jersey corporation ("JR-Casa Blanca"); jrcigars.com, Inc., a North Carolina corporation ("JR.COM") (Cigar, L&LR, Jr-America, Jr-Santa Clara, JR-Grocery, JR-NC, JR-New Jersey, JR-Michigan, JR-46th, JR-Outlet, JR-Statesville, JR-DC, JR-Burlington, JR-Casa Blanca and JR.COM, collectively, the "Co-Borrowers"), The Chase Manhattan Bank, as Agent for the Lenders party to the Credit Agreement, the several Lenders and Fleet Bank, N.A., as Documentation Agent.

      _________________________ (the "ASSIGNOR") and ___________________________
 (the "Assignee"), agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a ______%1 interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, the Commitment Fee and the Loans owing to the Assignor on the Effective Date.

      2. The Assignor (i) represents and warrants that, as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $ ; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any

----------
(1)Specify percentage equal in value to at least $5,000,000.

adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Co-Borrowers or the performance or observance by Co-Borrowers of any of their obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 3.4 and delivered by Co-Borrowers pursuant to SECTION 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will become a party to the Credit Agreement on the Effective Date and perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
(v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and (vi) represents and warrants that it is purchasing the foregoing interest in Assignor's rights and obligations pursuant to the Credit Agreement for its own account, for investment purposes and not with a view to the distribution thereof.

      4. The effective date of this Assignment Agreement shall be ______________ _____________the "Effective Date").2 Following the execution of this Assignment Agreement and receipt of Co-Borrowers' consent thereto, it will be delivered to the Agent for acceptance and recording by the Agent.

      5. Upon such acceptance, consent and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and., to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance, consent and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest

----------

(2) Such date shall be at least _________ Business Days after the execution of this Assignment Agreement.

and commitment and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                                    [NAME OF ASSIGNOR]



                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:


                                    After the Effective Date:
                                      Commitment:           $
                                      Outstanding Loans:    $


                                    [NAME OF ASSIGNEE]



                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:


                                    After the Effective Date:
                                      Commitment:           $
                                      Outstanding Loans:    $

Consented to this ___ day of
_______________, 20__

800-JR CIGAR, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

L&LR, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R. Tobacco of America, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


Santa Clara, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.N.R. Grocery Corp.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R. Tobacco NC, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

J&R Tobacco (New Jersey) Corp.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R. Tobacco Company of Michigan, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R.-46th Street, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R. Tobacco Outlet, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J.R. Statesville, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


J R Cigar (DC), Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

J.R. Tobacco of Burlington, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


Casa Blanca, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


jrcigars.com, Inc.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


Accepted this ___ day of
______________, 20__


The Chase Manhattan Bank, as Agent


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------